                                                                    EXHIBIT 10.3
================================================================================

                                                         Pumpkin Ridge Golf Club
                                                         Cornelius
                                                         Washington County
                                                         Oregon



                                     LEASE



                          PUMPKIN RIDGE JOINT VENTURE

                                   Landlord


                                      and


                           AMERICAN GOLF CORPORATION

                                    Tenant



                         Dated as of September 8, 1997




================================================================================

                                                         Pumpkin Ridge Golf Club
                                                         Cornelius
                                                         Washington County
                                                         Oregon


                                     LEASE
                                     -----

          THIS LEASE ("Lease"), dated for reference purposes only September 8, 1997, is entered into by and between PUMPKIN RIDGE JOINT VENTURE, an Oregon general partnership ("Landlord") and AMERICAN GOLF CORPORATION, a California corporation ("Tenant"). This Lease consists of the Basic Lease Provisions, the Detailed Lease Provisions and Exhibits A through L, all of which are
                              --------------------
incorporated herein by this reference. Capitalized terms used herein have the meanings assigned to such terms in Exhibit A.
                                   ---------

                             BASIC LEASE PROVISIONS

1. Facility: Means the Leased Property consisting of the following improvements located on the Lend: (i) an 18-hole private golf club known as "Pumpkin Ridge Witch Hollow," with a clubhouse and related facilities ("Witch Hollow"); (ii) an 18-hole daily fee golf course known as "Pumpkin
     ----------------
     Ridge Ghost Creek," with a clubhouse and related facilities ("Ghost
                                                                  ------
     Creek"); and (iii) driving range servicing both Witch Hollow and Ghost
     Creek.

2.   Commencement Date: Means September __, 1997.

3.   Initial Term: fifteen (15) years commencing on the Commencement Date.

4.   Extended Terms: Two (2) five-year terms (See Section 2.2 of the Detailed
                                                  -----------
     Lease Provisions) (each, an "Extended Term").
                                  ---------------

5.   Initial Base Rent: Means $1,560,000.

6. Fiscal Year: Means the 12-month period from January 1 through December 31 of each year of the Term, or the applicable portions of the first and last Fiscal Years.

7. Annual Base Rent: Means, with respect to the Fiscal Year commencing on the Commencement Date and the Fiscal Year commencing on January 1, 1998, the Initial Base Rent. On January 1, 1999, and on January 1 of each following Fiscal Year through and including January 1, 2003, the Annual Base Rent shall be equal to the Annual Base Rent applicable to the immediately preceding Fiscal Year multiplied by the annual percentage increase in the Consumer Price Index ("CPI") from the immediately preceding Fiscal Year; provided, however, the CPI increase in Annual Base Rent for any Fiscal Year pursuant to the terms of this Section 7 shall not exceed five percent (5%).
                                   ---------
     After the January 1, 2003 CPI adjustment, the Annual Base Rent shall remain unchanged, subject to Section 2.2 of the Detailed Lease Provisions.
                                  -----------

                                      (i)

8.   Applicable Percentage:

          With respect to Course Revenue, means:

               For the first Fiscal Year (1997):             26%
               For the second Fiscal Year (1998):            26%
               For the third Fiscal Year (1999):             27%
               For the fourth Fiscal Year (2000):            28%
               For the fifth Fiscal Year (2001):             28.5%
               For the sixth Fiscal Year (2002)
                 and each Fiscal Year thereafter:            29%

          With respect to Other Revenue, means: 5 % for each Fiscal Year throughout the Term.

          With respect to Annual Excess Initiation Fee Revenue (as defined in
          Section 17 of these Basic Lease Provisions), means: 70% for each
          ----------
          Fiscal Year throughout the Term.

          With respect to Cumulative Excess Initiation Fee Revenue (as defined in Section 17 of these Basic Lease Provisions), means: 70% with
             ----------
          respect to the Cumulative Period (as defined in Section 17 of these
                                                          ----------
          Basic Lease Provisions).

9.   Additional Rent: Means the amount, if any, by which (a) the sum of:

          (i) all Course Revenue for any Fiscal Year multiplied by the Applicable Percentage with respect to Course Revenue; plus

          (ii) all Other Revenue for any Fiscal Year multiplied by the Applicable Percentage with respect to Other Revenue; plus

          (iii) all Annual Excess Initiation Fee Revenue for any Fiscal Year multiplied by the Applicable Percentage with respect to Annual Excess Initiation Fee Revenue; plus

          (iv) all Cumulative Excess Initiation Fee Revenue for the Cumulative Period multiplied by the Applicable Percentage with respect to Cumulative Excess Initiation Fee Revenue less all amounts calculated
                                                   ----
          pursuant to Section 9 (iii) above during the Cumulative Period with
                      ---------------
          respect to Annual Excess Initiation Fee Revenue;

     exceeds (b) the Annual Base Rent for such Fiscal Year. (See Section 3.3 of
                                                                 -----------
     the Detailed Lease Provisions.) The calculation of Additional Rent with respect to Annual Excess Initiation Fee Revenue and Cumulative Excess Initiation Fee Revenue shall be reconciled in accordance with Section 3.3.3
                                                                   -------------
     of the Detailed Lease Provisions.

                                      (ii)

10.  Address for Payments:

          Landlord:

               Pumpkin Ridge Joint Venture
               c/o National Golf Properties, Inc.
               2951 28th Street, Suite 3001
               Santa Monica, California 90405

     (See Section 3.1 of the Detailed Lease Provisions.)
          -----------

11.  Addresses for Notices:

          Tenant:

               American Golf Corporation
               2951 28th Street, Suite 3000
               Santa Monica, California 90405
               Attn: Theodore F. Kahan
                     General Counsel

          Landlord:

               Pumpkin Ridge Joint Venture
               c/o National Golf Properties, Inc.
               2951 28th Street, Suite 3001
               Santa Monica, California 90405
               Attn: Scott S. Thompson
                     General Counsel

     (See Section 25.8 of the Detailed Lease Provisions.)
          ------------

12. Title Commitment: Shall mean that certain Title Insurance Commitment No.828648 issued by First American Title Insurance Company in connection with the transfer of the Leased Property from Pumpkin Ridge Partners, an Oregon partnership ("Pumpkin Ridge I") to Landlord pursuant to the Joint
                         -------- ----- -
     Venture Agreement.

13. Tenant shall maintain the Facility in accordance with the Maintenance Standards set forth on Exhibit D attached hereto ("Maintenance Standards")
                            ---------                  -----------------------
     and shall operate and manage the Property in accordance with the Operating Standards set forth on Exhibit E attached hereto ("Operating Standards").
                            ---------                  ----------------------
     Tenant shall continue to operate Witch Hollow as a premium private golf club and Ghost Creek as a high-end daily fee course; provided, however, Tenant may convert Ghost Creek to a private golf club subject to Landlord's prior approval of such conversion as required under the Operating Standards. In addition, if the United States Golf Association ("U.S.G.A.")
                                                                     ----------
     or any other similar association governing championship golf tournaments elects to hold a Special Event (as defined in Section 16 below) at the
                                                  ----------
     Facility, Tenant shall prepare, improve, maintain and

                                     (iii)
     operate the Facility in accordance with the terms and conditions of the Special Event Agreement (as defined in Section 16 below).
                                            ----------

14. Pursuant to a customary assignment and assumption instrument to be executed as of the Commencement Date, Tenant shall assume and satisfy the obligations under the contracts listed on Exhibit G attached hereto;
                                               ---------
     provided that such assumption shall not apply to any obligations or liabilities under such Contracts arising prior to the Commencement Date.

15.  Intentionallv Omitted.
     ---------------------

16. Pursuant to a separate agreement between Landlord and Tenant ("Special Events Agreement"), Tenant shall make the Facility available from time to time for hosting one or more events ("Special Events") sponsored by the
                                          ----------------
     United States Golf Association ("USGA"). The Special Events Agreement sets forth the allocation between Landlord and Tenant of the fees and costs to be paid for holding any Special Event at the Facility ("Special Event Costs
                                                            --------------------
     and Fees"). The Special Event Costs and Fees shall not be included within
     ----------
     the definitions of "Course Revenue," "Other Revenue, " "Annual Excess
                         ----------------  -------------     -------------
     Initiation Fee Revenue," "Cumulative Excess Initiation Fee Revenue" or
     ---------- -------------  ----------------- ---------- -----------
     "Total Revenue" as such terms are defined in this Lease.
     --------------

17.  Exhibit I attached hereto sets forth annual benchmarks of initiation fees
     ---------
     expected to be paid to Tenant with respect to the ordinary sale of memberships at Witch Hollow during each year of the Term ("Initiation Fee
                                                               ---------------
     Benchmarks"). If and to the extent Tenant receives initiation fees on an
     ------------
     annual basis from the sale of memberships at Witch Hollow in excess of 125% of the Initiation Fee Benchmarks ("Annual Excess Initiation Fee Revenue"),
                                       --------------------------------------
     Tenant shall pay Additional Rent with respect to the Annual Excess Initiation Fee Revenue in accordance with Section 9 of these Basic Lease
                                               ---------
     Provisions. Exhibit I also sets forth a cumulative benchmark ("Cumulative
                 ---------                                         -----------
     Benchmark") of initiation fees expected to be paid to Tenant with respect
     ----------
     to the ordinary sale of memberships at Witch Hollow during the first five Fiscal Years of the Term ("Cumulative Period"). If and to the extent Tenant
                               --------------------
     receives initiation fees on an aggregate basis from the sale of memberships at Witch Hollow during the Cumulative Period in excess of 125 % of the Cumulative Benchmark ("Cumulative Excess Initiation Fee Revenue"), Tenant
                           -------------------------------------------
     shall pay Additional Rent with respect to such Cumulative Excess Initiation Fee Revenue in accordance with Section 9 of these Basic Lease Provisions.
                                    ---------
     The payment of Additional Rent with respect to Annual Excess Initiation Fee Revenue and Cumulative Excess Initiation Fee Revenue shall be subject to reconciliation pursuant to Section 3.3.3 of the Detailed Lease Provisions.
                                -------------
     Any fees, charges or other amounts paid to Tenant with respect to the sale of annual, monthly or weekly memberships at Ghost Creek shall be included within the calculation of Course Revenue and shall not be included within the calculation of Annual Excess Initiation Fee Revenue or Cumulative Excess Initiation Fee Revenue. In the event that Landlord and Tenant agree to convert Ghost Creek to a fully private club, Landlord and Tenant shall agree at such time as to the manner in which initiation fees from the sale of memberships at Ghost Creek shall be treated and what percentage rent shall apply. For purposes of providing an example of the rent calculations to be made pursuant to this Section 17 with respect to memberships at Witch
                                 ----------
     Hollow, the following assumptions will be made: (i) the Initiation Fee Benchmark for

                                      (iv)

     1999 is $1,000,000; (ii) the Cumulative Benchmark is $5,000,000; (iii) Tenant receives $1,500,000 of initiation fees during 1999; (iv) Tenant receives $7,000,000 of initiation fees during the Cumulative Period; (v) the Applicable Percentage with respect to the Annual Excess Initiation Fee Revenue is 70%; (vi) the Applicable Percentage with respect to the Cumulative Excess Initiation Fee is 70%; and (vii) the Additional Rent paid by Tenant with respect to the Annual Excess Initiation Fee Revenue actually received during the Cumulative Period is $350,000. Using these assumptions, the Annual Excess Initiation Fee Revenue for 1999 would be $250,000 ($1,500,000 minus 125% of $1,000,000) and the Additional Rent to be paid by Tenant with respect to such Annual Excess Initiation Fee Revenue would be $175,000 (70% of $250,000). The Cumulative Excess Initiation Fee Revenue would be $750,000 ($7,000,000 minus 125% of $5,000,000) and the Additional
     Rent owing with respect to the Cumulative Excess Initiation Fee Revenue would be $562,000 (70% of $750,000). In accordance with Section 3.3.3 of
                                                             -------------
     the Detailed Lease Provisions, Tenant would pay to Landlord a deficiency amount of $212,500 ($562,500 minus $350,000). If, in the above example, the Additional Rent paid by Tenant with respect to the Annual Excess Initiation Fee Revenue received during the Cumulative Period is $700,000 (instead of $350,000 as set forth above), Landlord would remit to Tenant the amount of $137,500 ($700,000 minus $562,500).

18. Landlord hereby makes the representations and warranties ("Landlord's Representations and Warranties") to Tenant set forth in Exhibit J attached
                                                             ---------
     hereto. Landlord's Representations and Warranties shall survive the Commencement Date only for a period of eighteen (18) months and except to the extent Tenant asserts a claim in writing for breach of such representations and warranties within such time period, such representations and warranties shall be considered void after eighteen (18) months. Any Tenant claim with respect to Landlord's Representations and Warranties shall not be applicable unless the damage resulting therefrom exceeds $25,000. The aggregate of all such claims shall not exceed $8 million.

19.  Tenant makes the following representations and warranties to Landlord:

     (a) Tenant is presently in the process of forming a new division to focus on the acquisition and operation of "high-end" golf facilities. AGC intends to develop and market such new division under the name of the "Tradition" or similar name and dedicate the resources it deems appropriate to such division to position it as an operator of high-end golf facilities. Tenant initially intends to include the properties listed in Exhibit K in the Tradition or other division or department
                    ---------
          of Tenant involved in the operation of high end golf facilities. In any event, Tenant will at all times maintain the Facility according to standards customary for "high end" golf facilities.

     (b) Upon the Commencement Date, Tenant will offer at will employment to all existing employees of the Facility, provided that each such employee must meet Tenant's customary terms and conditions of employment (e.g., drug testing, security screening, background investigation, etc.).

                                      (v)

20. [INTENTIONALLY DELETED].

21. Landlord agrees to sell to Tenant, and Tenant agrees to purchase from Landlord all Inventory located at the Facility on the Commencement Date for a price equal to the lower of cost or fair market value.

22. Tenant shall design, develop and construct the "Initial Capital Improvements" (as defined in Exhibit L of this Lease). Tenant shall submit
                                  ---------
     to Landlord a budget to fund such design, development and construction for Landlord's prior approval thereof (the "Budget"); provided, however, the Budget shall not exceed the amounts set forth in Exhibit L and the Budget
                                                      ---------
     shall not include any overhead fees, general and administrative costs, nor any other similar fees, costs or charges payable to Tenant or any of its Affiliates in connection with the design, development or construction of the Initial Capital Improvements. Upon Tenant submitting to Landlord invoices, receipts or other documents evidencing costs and expenditures in accordance with the Budget and accompanied by appropriate waivers or releases of mechanics' and materialmen's liens, Landlord shall pay to Tenant the amount of such costs and expenditures. As of the date of such payment by Landlord, the Annual Base Rent then in effect shall be increased by an amount equal to nine and three quarters percent (9.75%) of the amount of such payment by Landlord, and Landlord shall deliver to Tenant written notice of this increased amount of the Annual Base Rent. Any additional Base Rent owing for the remainder of the month in which the Annual Base Rent was increased as provided above shall be payable with the next monthly installment of Base Rent. To the extent not inconsistent with this Section 22 of the Basic lease Provisions, the construction of such
          ----------
     Initial Capital Improvements shall be governed by the provisions of

     Sections 10.3 and 10.4 of the Detailed Lease Provisions. If Tenant desires
     ----------------------
     either to eliminate any projects included in the Initial Capital Improvements or to add new projects to the Initial Capital Improvements, Landlord's prior written approval shall be required, which approval shall not be unreasonably withheld provided that such change will not cause the Budget to exceed the total amount set forth in Exhibit L attached hereto.
                                                    ---------
     Any changes or additions to the Initial Capital Improvements which, in the aggregate, cause the Budget for the Initial Capital Improvements to exceed the total amount set forth in Exhibit L attached hereto shall be subject to
                                   ---------
     Landlord's approval. Notwithstanding the foregoing, Landlord's approval shall not be required to re-allocate any cost savings from any one project or line item of the Initial Capital Improvements to another project or line item of the Initial Capital Improvements where there may be cost overruns, provided that the total amount set forth on Exhibit L attached hereto shall
                                                 ---------
     not be exceeded and provided that Tenant gives landlord written notice of such re-allocation.

23. Landlord and Tenant acknowledge and agree that as part of the approval of the development project ("Project") encompassing the Property, Washington
                              ---------
     County or agency thereof (the "Agency") issued a Land Use Decision
                                   --------
     approving the Project ("CUP") that requires a review in 1999, at which time
                            -----
     the Agency may impose additional conditions ("Conditions") with respect to
                                                  ------------
     the approval of the Project. Landlord and Tenant shall in good faith jointly negotiate with the Agency in order to satisfy, minimize or eliminate any Conditions in a manner reasonably acceptable to Landlord and Tenant.

                                      (vi)

     Landlord agrees that if the Condition requires additional improvements at the Property or other expenditures, the costs related to such additional improvements or expenditures shall be funded by Landlord. As of the date of such payments by Landlord, the Annual Base Rent then in effect shall be increased by an amount equal to nine and three quarters percent (9.75%) of the amount of such payment by Landlord, and Landlord shall deliver to Tenant written notice of this increased amount of the Annual Base Rent. Any additional Base Rent owing on the remainder of the month in which the Annual Base Rent was increased as provided above shall be payable with the next monthly installment of Base Rent. To the extent not inconsistent with this Section 23 of the Basic Lease Provisions, the construction of such
          ----------
     improvements shall be governed by the provisions of Sections 10.3 and 10.4
                                                         ----------------------
     of the Detailed lease Provisions. In addition, if the funding of such improvements exceeds $25,000, Landlord and Tenant shall in good faith re-negotiate the Applicable Percentages pursuant to Section 8 of the Detailed
                                                      ---------
     Lease Provisions in order to reasonably allocate between Tenant and Landlord the economic impact of funding such improvements.



                  [Remainder of Page Intentionally Left Blank)

                                     (vii)

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.


PUMPKIN RIDGE JOINT VENTURE,                 AMERICAN GOLF CORPORATION,
an Oregon general partnership                a California corporation

By:  NATIONAL GOLF OPERATING
     PARTNERSHIP, L.P.,
     a Delaware limited partnership
     Its Managing General Partner

     By:  NATIONAL GOLF PROPERTIES INC.,
          a Maryland corporation
          Its General Partner

          By:  /s/ Scott S. Thompson         By:  /s/ Theodore F. Kahan
               ----------------------             ----------------------
          Its: General Counsel               Its: Vice President/General Counsel
               ----------------------             ------------------------------
               "Landlord"                         "Tenant"

LIST OF ATTACHMENTS AND EXHIBITS:
--------------------------------

DETAILED LEASE PROVISIONS

Exhibit A    Defined Terms; Interpretation

Exhibit B    Legal Description of the Land

Exhibit C    Other Leased Properties

Exhibit D    Maintenance Standards

Exhibit E    Operating Standards

Exhibit F    Landlord's Personal Property

Exhibit G    Schedule of Contracts

Exhibit H    Intentionally Omitted

Exhibit I    Initiation Fee Benchmarks

Exhibit J    Landlord's Representations and Warranties

                                     (viii)

Exhibit K  Tradition Properties

Exhibit L  Initial Capital Improvements

                                      (ix)

                               TABLE OF CONTENTS

                                                                         PAGE(S)
ARTICLE 1 - LEASED PROPERTY.............................................    1

ARTICLE 2 - TERM........................................................    1
     2.1   Term.........................................................    1
     2.2   Extended Term................................................    1

ARTICLE 3 - RENT........................................................    2
     3.1   Rent.........................................................    2
     3.2   Base Rent....................................................    2
     3.3   Additional Rent..............................................    2
     3.4   Additional Charges...........................................    4
     3.5   Late Payment of Rent.........................................    4
     3.6   Net Lease....................................................    4
     3.7   Marketing Programs...........................................    4
     3.8   Income/Expense Prorations....................................    5

ARTICLE 4 - IMPOSITIONS.................................................    5
     4.1   Payment of Impositions.......................................    5
     4.2   Information and Reporting....................................    5
     4.3   Assessment Challenges........................................    5
     4.4   Prorations...................................................    5
     4.5   Refunds......................................................    6
     4.6   Utility Charges..............................................    6
     4.7   Reassessments Upon Transfer..................................    6
     4.8   Assessment Districts.........................................    6

ARTICLE 5 - TENANT WAIVERS..............................................    6
     5.1   No Termination, Abatement, Etc...............................    6
     5.2   Condition of the Leased Property.............................    7

ARTICLE 6 - OWNERSHIP OF PROPERTY.......................................    8
     6.1   Leased Property..............................................    8
     6.2   Landlord's Personal Property.................................    8
     6.3   Tenant's Personal Property...................................    8
     6.4   Purchase of Tenant's Personal Property.......................    8
     6.5   Removal of Personal Property.................................    9
     6.6   Landlord's Waivers...........................................    9
     6.7   Water Rights.................................................   10

ARTICLE 7 - USE OF LEASED PROPERTY......................................   10
     7.1   Use..........................................................   10
     7.2   Specific Prohibited Uses.. ..................................   10

                               TABLE OF CONTENTS
                                  (continued)

                                                                         PAGE(S)
                                                                         -------
     7.3    Membership Matters, Fees and Charges........................   11
     7.4    Landlord to Grant Easements, Etc............................   11

ARTICLE 8  - HAZARDOUS MATERIALS
     8.1    Remediation.................................................   12
     8.2    Tenant's Indemnification of Landlord........................   12
     8.3    Survival of Indemnification Obligations.....................   12
     8.4    Environmental Violations at Expiration or
              Termination of Lease......................................   12
     8.5    Landlord's Indemnification of Tenant........................   13

ARTICLE 9  - MAINTENANCE AND REPAIR.....................................   13
     9.1    Tenant's Sole Obligation....................................   13
     9.2    Waiver of Statutory Obligations.............................   14
     9.3    Mechanics' Liens............................................   14
     9.4    Surrender of Leased Property................................   14

ARTICLE 10 - TENANT'S IMPROVEMENTS......................................   14
     10.1   Tenant's Right to Construct.................................   14
     10.2   Scope of Right..............................................   15
     10.3   Cooperation of Landlord.....................................   15
     10.4   Commencement of Construction................................   16
     10.5   Rights in Tenant Improvements...............................   16

ARTICLE 11 - LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS...............   16
     11.1   Liens.......................................................   16
     11.2   Encroachments and Other Title Matters.......................   17

ARTICLE 12- PERMITTED CONTESTS..........................................   18

ARTICLE 13 - INSURANCE..................................................   19
     13.1   General Insurance Requirements..............................   19
     13.2   Replacement Cost............................................   20
     13.3   Waiver of Subrogation.......................................   20
     13.4   Form Satisfactory, Etc......................................   20
     13.5   Change in Limits............................................   21
     13.6   Blanket Policy..............................................   21

ARTICLE 14 - APPLICATION OF INSURANCE PROCEEDS..........................   21
     14.1   Insurance Proceeds..........................................   21
     14.2   Reconstruction Covered by Insurance.........................   22
     14.3   Reconstruction Not Covered by Insurance.....................   24

                               TABLE OF CONTENTS
                                  (continued)

                                                                         PAGE(S)
                                                                         -------
     14.4   No Abatement of Rent........................................   24
     14.5   Waiver......................................................   25
     14.6   Damage Near End of Term.....................................   25

ARTICLE 15 - CONDEMNATION...............................................   25
     15.1   Total Taking................................................   25
     15.2   Partial Taking..............................................   25
     15.3   Restoration.................................................   25
     15.4   Award-Distribution..........................................   25
     15.5   Temporary Taking............................................   26

ARTICLE 16 - EVENTS OF DEFAULT..........................................   26
     16.1   Events of Default...........................................   26
     16.2   Payment of Costs............................................   28
     16.3   Exceptions..................................................   28
     16.4   Certain Remedies............................................   28
     16.5   Damages.....................................................   28
     16.6   Additional Remedies.........................................   29
     16.7   Appointment of Receiver.....................................   29
     16.8   Waiver......................................................   29
     16.9   Application of Funds........................................   30
     16.10  Impounds....................................................   30

ARTICLE 17 - LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT..................   30

ARTICLE 18 - LEGAL REQUIREMENTS.........................................   30

ARTICLE 19 - HOLDING OVER...............................................   31

ARTICLE 20 - RISK OF LOSS...............................................   31
     20.1   Risk of Loss................................................   31
     20.2   Unavoidable Events..........................................   31

ARTICLE 21 - INDEMNIFICATION............................................   32
     21.1   Tenant's Indemnification of Landlord........................   32
     21.2   Landlord's Indemnification of Tenant........................   33
     21.3   Mechanics of Indemnification................................   33
     21.4   Survival of Indemnification Obligations.....................   33
     21.5   Non-Applicability...........................................   33

                               TABLE OF CONTENTS
                                  (continued)

                                                                         PAGE(S)
                                                                         -------
ARTICLE 22 - SUBLETTING AND ASSIGNMENT..................................   33
     22.1   Prohibition Against Subletting and Assignment...............   33
     22.2   Changes of Control..........................................   34
     22.3   Subleases...................................................   35
     22.4   Assignment..................................................   36
     22.5   REIT Limitations............................................   36

ARTICLE 23 - OFFICER'S CERTIFICATES AND OTHER STATEMENTS................   36
     23.1   Officer's Certificates......................................   36
     23.2   Annual Financial Statements of Tenant.......................   37
     23.3   Environmental Statements....................................   37

ARTICLE 24 - LANDLORD MORTGAGES.........................................   38
     24.1   Landlord May Grant Liens....................................   38
     24.2   Tenant's Non-Disturbance Rights.............................   38
     24.3   Breach by Landlord..........................................   38
     24.4   Facility Mortgage Protection................................   38

ARTICLE 25 - MISCELLANEOUS..............................................   38
     25.1   Landlord's Right to Inspect.................................   38
     25.2   No Waiver...................................................   39
     25.3   Remedies Cumulative.........................................   39
     25.4   Acceptance of Surrender.....................................   39
     25.5   No Merger of Title..........................................   39
     25.6   Conveyance by Landlord......................................   39
     25.7   Quiet Enjoyment.............................................   39
     25.8   Notices.....................................................   39
     25.9   Survival of Claims..........................................   40
     25.10  Invalidity of Terms or Provisions...........................   40
     25.11  Prohibition Against Usury...................................   40
     25.12  Amendments to Lease.........................................   40
     25.13  Successors and Assigns......................................   40
     25.14  Titles......................................................   40
     25.15  Governing Law...............................................   40
     25.16  Memorandum of Lease.........................................   40
     25.17  Attorneys' Fees.............................................   40
     25.18  Non-Recourse as to Landlord.................................   40
     25.19  No Relationship.............................................   41
     25.20  Signs; Reletting............................................   41
     25.21  Landlord's Consent..........................................   41
     25.22  Standard for Reasonable Consent.............................   41

                           DETAILED LEASE PROVISIONS

                          ARTICLE 1- LEASED PROPERTY
                          --------------------------

          Upon and subject to the terms and conditions set forth in this Lease, Landlord leases to Tenant and Tenant rents from Landlord all of Landlord's rights and interest in and to the following real property, improvements and related rights (collectively the "Leased Property"):
                                  ------ --------

          (a)  the land described in Exhibit B attached hereto (collectively,
                                     ---------
          the "Land");
               ----

          (b) all buildings, structures, Fixtures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas, roadways, cart paths, bridges, lakes, irrigation systems, and course markers presently situated upon the Land, but not including any Tenant Improvements (collectively, the
                -----------------
          "Leased Improvements");
          ---------------------

          (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the "Related Rights"); and
                                                     ----------------

          (d) all personal property, if any, owned by Landlord and located on the Leased Property, which personal property is described in Exhibit F
                                                                       ---------
          attached hereto ("Landlord's Personal Property").
                           ------------------------------

                               ARTICLE 2 - TERM
                               ----------------

          2.1  Term. The Term of this Lease shall commence on the Commencement
               ----
Date.

          2.2  Extended Term. Landlord grants to Tenant the right to extend the
               -------------
Term of this Lease for the Extended Terms provided for in Section 4 of the Basic
                                                          ---------
Lease Provisions commencing upon the expiration of the Initial Term or the applicable Extended Term. Tenant may exercise such right solely by giving written notice to Landlord of such extension at least 270 days prior to the termination of the then current Term. The exercise of such right shall be valid only if at the time of the giving of such notice and at the time of the commencement of the applicable Extended Term no Event of Default shall have occurred and be continuing. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, as the same may be amended, supplemented or modified; provided, however, the Annual Base Rent during each Extended Term shall be increased (but not decreased) at the commencement of each Extended Term to an amount equal to eighty percent (80%) of the following sum: (a) the aggregate Base Rent plus the Additional Rent payable under this Lease for the twenty-four (24) complete calendar months immediately prior to the commencement of the respective Extended Term, divided by (b) two
(2).

                               ARTICLE 3 - RENT
                               ----------------

          3.1  Rent. Tenant will pay to Landlord in lawful money of the United
               ----
States of America the Base Rent and Additional Rent during the Term. Payments of Base Rent and Additional Rent shall be paid at Landlord's address set forth in the Basic Lease Provisions or at such other place or to such other Person as Landlord from time to time may designate in writing. If any payment owing hereunder shall otherwise be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day.

          3.2  Base Rent. Tenant shall pay Base Rent to Landlord in advance on
               ---------
the first day of each calendar month; provided however, that the first monthly
                                      ----------------
installment shall be payable on the Commencement Date and the first and last month's payments shall be prorated as to any partial month.

          3.3  Additional Rent. In addition to the Base Rent, Tenant shall pay
               ---------------
to Landlord Additional Rent in quarterly installments as provided in Section
                                                                     -------
3.3.1.
-----

               3.3.1  Quarterly Calculation and Payment of Additional Rent.
                      ----------------------------------------------------
     Tenant shall calculate and pay Additional Rent for each Fiscal Quarter. The amount of the Additional Rent for the Second, Third and Fourth Fiscal Quarters shall account for any interim reconciliations if the parties elect to make such reconciliations made with respect to prior Fiscal Quarters in such Fiscal Year as certified by Tenant to Landlord as provided by this
     Section 3.3.1, but subject to a final reconciliation as provided by Section
     -------------                                                       -------
     3.3.2. Such Additional Rent shall be paid to Landlord, together with an
     -----
     Officer's Certificate setting forth the calculation thereof, within 30 days after the end of each Fiscal Quarter.

               3.3.2  Annual Reconciliation. Within 60 days after the end of
                      ---------------------
     each Fiscal Year, or after the expiration or termination of the Lease, Tenant shall deliver to Landlord an Officer's Certificate setting forth (i) the Course Revenue, Other Revenue and Annual Excess Initiation Fee Revenue for the Fiscal Year just ended, and (ii) a comparison of the amount of Additional Rent actually paid during such Fiscal Year versus the amount of Additional Rent actually owing on the basis of the annual calculation of the Course Revenue, Other Revenue and Annual Excess Initiation Fee Revenue. If the Additional Rent for such Fiscal Year exceeds the sum of the quarterly payments previously paid by Tenant, Tenant shall pay such deficiency to Landlord along with such Officer's Certificate. If the Additional Rent for such Fiscal Year is less than the amount previously paid by Tenant, Landlord shall, at Landlord's option, either (i) remit to Tenant its check in an amount equal to such difference, or (ii) grant Tenant a credit against the payment of Additional Rent next coming due. The amount of the reconciliation payment, whether in favor of Landlord or Tenant, shall bear interest at a rate equal to the rate payable on 90-day U.S. Treasury Bills as of January 1 of the year following the close of such Fiscal Year until the amount of such difference shall be paid or otherwise discharged.

               3.3.3  Cumulative Reconciliation. In addition to the annual
                      -------------------------
     reconciliation pursuant to Section 3.3.2, within 60 days after the
                                -------------
     end of the Cumulative Period, Tenant
     shall deliver to Landlord an Officer's Certificate setting forth (i) the Cumulative Excess Initiation Fee Revenue and (ii) a comparison of the amount of Additional Rent actually paid with respect to the Annual Excess Initiation Fee Revenue during the Cumulative Period versus the amount of Additional Rent owing with respect to the Cumulative Excess Initiation Fee Revenue. If such Additional Rent owing for the Cumulative Period exceeds the sum of the annual payments previously paid by Tenant with respect to the Annual Excess Initiation Fee Revenue, Tenant shall pay such deficiency to Landlord along with such Officer's Certificate. If such Additional Rent owing for such Cumulative Period is less than the annual amounts previously paid by Tenant with respect to the Annual Excess Initiation Fee Revenue, Landlord shall remit to Tenant an amount equal to such difference. The amount of the reconciliation payment, whether in favor of Landlord or Tenant, shall bear interest at a rate equal to the rate payable on 90-day U.S. Treasury Bills as of January 1 of the year following the close of such Fiscal Year until the amount of such difference shall be paid or otherwise discharged.

               3.3.4  Record-keeping. Tenant shall utilize an accounting system
                      --------------
     for the Leased Property in accordance with its usual and customary practices and in accordance with cash basis accounting principles (applied on a basis consistent with the Other Leased Properties) which will accurately record all Course Revenue, Other Revenue, Annual Excess Initiation Fee Revenue and Cumulative Excess Initiation Fee Revenue. Tenant shall retain reasonably adequate records for each Fiscal Year conforming to such accounting system until at least five years after the expiration of such Fiscal Year (and in any event until the reconciliation described in
     Section 3.3.2 above for such Fiscal Year has been made).
     -------------

               3.3.5  Audits. Landlord, at its own expense except as provided
                      ------
     hereinbelow, shall have the right from time to time directly or through its accountants to audit the information set forth in the Officer's Certificate referred to in Sections 3.3.2 and 3.3.3 and in connection with such audits
                    --------------     -----
     to examine Tenant's books and records with respect thereto (including supporting data, sales tax returns and Tenant's work papers). If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided however, that as to any audit that is commenced more than
              ----------------
     12 months after the date Course Revenue, Other Revenue, Annual Excess Initiation Fee Revenue or Cumulative Excess Initiation Fee Revenue is reported by Tenant to Landlord, the deficiency, if any, with respect to such Course Revenue, Other Revenue, Annual Excess Initiation Fee Revenue or Cumulative Excess Initiation Fee Revenue shall bear interest as permitted herein only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Tenant. If any such audit discloses that the Course Revenue, Other Revenue, Annual Excess Initiation Fee Revenue or Cumulative Excess Initiation Fee Revenue actually received by Tenant for any Fiscal Year exceeds the Course Revenue, Other Revenue, Annual Excess Initiation Fee Revenue or Cumulative Excess Initiation Fee Revenue reported by Tenant by more than five percent, Tenant shall pay the reasonable cost of such audit and examination.

          3.4  Additional Charges. In addition to the Base Rent and Additional
               ------------------
Rent, (1) Tenant shall also pay and discharge when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease, and (2) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (1) above, Tenant shall also pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses
(1) and (2) above being referred to herein collectively as the "Additional
                                                                ----------
Charges"). Except as otherwise provided in this Lease, all Additional Charges
-------
shall be due and payable 30 days after either Landlord or the applicable third party who may be billing Tenant therefor shall deliver an invoice to Tenant therefor. To the extent that Tenant pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

          3.5  Late Payment of Rent. Tenant hereby acknowledges that late
               --------------------
payment by Tenant to Landlord of Base Rent, Additional Rent or Additional Charges will cause Landlord to incur costs not contemplated under the terms of this Lease, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Leased Property and other expenses of a similar or dissimilar nature. Accordingly, if any installment of Base Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within five Business Days after its due date, Tenant will pay Landlord on demand, as Additional Charges, a late charge equal to five percent of such installment. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition, if any installment of Base Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, the amount unpaid shall bear interest, from the due date of such installment to the date of payment thereof, computed at the Overdue Rate on the amount of such installment, and Tenant will pay such interest to Landlord on demand, as Additional Charges. The payment of said late charge or such interest shall not constitute a waiver, nor excuse or cure, of any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

          3.6  Net Lease. The Rent shall be paid absolutely net to Landlord and,
               ---------
except as expressly provided in Section 4.7, Article 14 and Article 15, without
                                ------------ ----------     ----------
notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, determent, deduction or defense, so that this Lease shall yield to Landlord the full amount of the installments of Base Rent, Additional Rent and Additional Charges throughout the Term, all as more fully set forth in Article
                                                                       -------
5.
-

          3.7  Marketing Programs. Tenant may involve the Facility in regional
               ------------------
or national membership clubs or marketing programs that Tenant may sponsor from time to time. Any of Tenant's national marketing activities conducted at the Lease Property shall be of such quality in manner of presentation as is comparable to marketing efforts conducted at other golf courses of a quality to that required by Paragraph 1 of Exhibit E hereto. All marketing copy that Tenant intends to display at the Leased Property shall be subject to Landlord's prior reasonable approval. As part of its national marketing program, Tenant may refer to the golf course and other facilities constituting the Leased Property as a golf course and country club managed and/or operated by Tenant; provided that any marketing copy that includes a photograph of the Leased Property shall be sent to the Landlord for its reasonable approval prior to publication.

          3.8  Income/Expense Prorations. Income and expense items (such as
               -------------------------
prepaid membership dues and other charges) received or paid with respect to the period in which the Term commences or terminates shall be adjusted and prorated between Landlord and Tenant as of the Commencement Date and as of the date the Term terminates.

                            ARTICLE 4 - IMPOSITIONS
                            -----------------------

          4.1  Payment of Impositions. Subject to Section 4.7 and Section
               ----------------------             ------- ---     -------
16.10, Tenant will pay, or cause to be paid, all Impositions before any fine,
-----
penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible. All payments of Impositions shall be subject to Tenant's right of contest pursuant to the provisions of
Article 12. Tenant shall promptly furnish to Landlord copies of official
----------
receipts, if available, or other satisfactory proof evidencing such payments, such as cancelled checks.

          4.2  Information and Reporting. Landlord shall give prompt notice to
               -------------------------
Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event any applicable governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it must legally so file. Each party, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.

          4.3  Assessment Challenges. In addition to Tenant's rights under
               ---------------------
Article 12, Tenant may, upon notice to Landlord, at Tenant's option and at
----------
Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action.

          4.4  Prorations. Impositions imposed in respect of the tax-fiscal
               ----------
period during which the Term commences or terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may elect to pay in installments, in which event Tenant shall pay all installments (and any accrued interest on the unpaid balance of the Imposition) that are due during the Term hereof before any fine, penalty, premium, further interest or cost may be added thereto.

          4.5  Refunds. If any refund shall be due from any taxing authority in
               -------
respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article 16.
                          ----------

          4.6  Utility Charges. Tenant shall pay or cause to be paid prior to
               ---------------
delinquency charges for all utilities and services, including, without limitation, electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in the Leased Property during the Term.

          4.7  Reassessments Upon Transfer. Notwithstanding any other provision
               ---------------------------
in this Lease to the contrary, Landlord shall pay all incremental increases in the Impositions under this Lease arising solely from (a) Landlord's sale, disposition or other transfer of the Leased Property after the date of this Lease or (b) a change of control in Landlord after the date of this Lease. It is understood that the Washington County assessor has the right to re-assess the Leased Property annually and nothing herein shall be construed as diminishing Tenant's obligation under the Lease to pay all general real property taxes as annually assessed against the Leased Property.

          4.8  Assessment Districts. Neither party shall voluntarily consent to
               --------------------
or agree in writing to (i) any special assessment or (ii) the inclusion of any material portion of the Leased Premises into a special assessment district or other taxing jurisdiction unless the other party shall have consented thereto, which consent shall not be unreasonably withheld.

                          ARTICLE 5 - TENANT WAIVERS
                          --------------------------

          5.1  No Termination, Abatement, Etc.  Except as otherwise specifically
               ------------------------------
provided in this Lease, and except for those causes resulting solely from the actions, negligence or intentional misconduct of Landlord or any Person (other than Tenant) whose claim arose under Landlord, (i) Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent by reason of, and
(ii) the respective obligations of Landlord and Tenant shall not be otherwise affected by reason of:

          (a) any damage to, or destruction of, any Leased Property or any portion thereof caused by the actions, negligence or intentional misconduct of Tenant;

          (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use or occupancy of the Leased Property, or any portion thereof, caused by the actions, negligence or intentional misconduct of Tenant; or

          (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord.

          Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law
(i) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) to entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically provided in this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

          5.2  Condition of the Leased Property. Tenant acknowledges receipt and
               --------------------------------
delivery of possession of the Leased Property and that Tenant has examined or otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease. Regardless, however, of any inspection made by Tenant of the Leased Property and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property "as is" in its present condition except during the time and to the extent of Landlord's Representations and Warranties. Tenant waives and releases any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions latent or patent, matured or unmatured, known or unknown by Tenant or Landlord as of the date hereof; provided that such waiver shall not apply to any claims Tenant may have with respect to Landlord's Representations and Warranties. TENANT ACKNOWLEDGES THAT EXCEPT DURING THE TIME AND TO THE EXTENT OF LANDLORD'S REPRESENTATIONS AND WARRANTIES LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) VALUE, (v) COMPLIANCE WITH SPECIFICATIONS, (vi) LOCATION, (vii) USE, (viii) CONDITION, (ix) MERCHANTABILITY, (xii) QUALITY, (xiii) DESCRIPTION
(xiv) DURABILITY, (xv) OPERATION (xvi) THE EXISTENCE OF ANY HAZARDOUS MATERIAL OR (xvii) COMPLIANCE OF THE LEASED PROPERTY WITH ANY LAW (INCLUDING ENVIRONMENTAL LAWS) OR LEGAL REQUIREMENTS. TENANT ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE LEASED PROPERTY OF ANY NATURE, WHETHER LATENT OR PATENT, AS BETWEEN LANDLORD AND TENANT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 5.2 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE
     -----------
EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

THE PROVISIONS OF THIS SECTION 5.2 SHALL NOT VITIATE, LIMIT OR OTHERWISE AFFECT
                       ------- ---
TENANT'S RIGHTS WITH RESPECT TO LANDLORD'S REPRESENTATIONS AND WARRANTIES.

                       ARTICLE 6 - OWNERSHIP OF PROPERTY
                       ---------------------------------

          6.1  Leased Property. Tenant acknowledges that the Leased Property is
               ---------------
the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property during the Term of and upon the terms and conditions of this Lease. Subject to the provisions of Article 24 below,
                                                           ----------
Landlord hereby represents and warrants to Tenant that as of the Commencement Date, Landlord has good and marketable title to the Leased Property free and clear of all liens and encumbrances, except with respect to those encumbrances referenced on Schedule B to the Title Commitment or as otherwise set forth in writing to Tenant as of the Commencement Date. Landlord's liability to Tenant under this Section 6.1 shall be limited to any recoveries under its owner's
           -----------
policy of title insurance; provided that if Landlord has a claim under such policy which is defeated or reduced due to the knowledge of Landlord or its principals, such fact will not eliminate or reduce Tenant's recovery hereunder.

          6.2  Landlord's Personal Property. If Landlord has provided any
               ----------------------------
Landlord's Personal Property, Tenant shall maintain such Property in the same manner as Tenant maintains Tenant's Personal Property. Upon the loss, destruction, or obsolescence of any of the Landlord's Personal Property, Tenant shall replace such property with Tenant's Personal Property, which such property shall be owned by Tenant. Upon the expiration or sooner termination of this Lease, Tenant shall be obligated to leave at the Facility at no cost to Landlord and free of any liens or encumbrances: (i) any Landlord's Personal Property in good operating condition; and (ii) any replacements of Landlord's Personal Property, provided that the condition of the replacements shall be substantially comparable to the condition, age and quality of the replaced Landlord's Personal Property as of the Commencement Date.

          6.3  Tenant's Personal Property. Tenant may (and shall as provided
               --------------------------
below), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Tenant's Personal Property, and Tenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Tenant shall provide and maintain during the entire Lease Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use and in accordance with its past practices.

          6.4  Purchase of Tenant's Personal Property. Upon the expiration or
               --------------------------------------
sooner termination of this Lease, Landlord shall have the right (but not the obligation) to purchase from Tenant all or any portion of tangible Tenant's Personal Property (which shall not include software or other proprietary property):

          (i) if owned by Tenant and not subject to any secured financing, at the fair market value thereof (subject to Section 6.2);
                                                    -----------

          (ii) if owned by Tenant, but subject to a secured financing, at the greater of the fair market value thereof or the amount of the debt owing under such financing (subject to Section 6.2); and
                                                 -----------

          (iii) if leased by Tenant and the applicable lease provides for termination of the lease as to such Property upon the payment of a given sum, at the greater of the fair market value thereof or the amount of the payment so provided; provided, however, that at
                                             -----------------
          Landlord's option and if the lessor will permit Landlord to assume the obligations under the applicable lease with respect to such Property (separate from the obligations under a master lease if in effect), Tenant shall, upon the request of Landlord, assign the applicable lease (or portion thereof) to Landlord;

          provided, further, however, that if Landlord's purchase right arises
          --------------------------
because of a termination of this Lease as a result of an Event of Default, the fair market value under clauses (i) through (iii) above shall be deemed to be the depreciated net book value of Tenant's Personal Property. Landlord may elect to purchase Tenant's Personal Property by giving notice to Tenant not later than, as the case may be, 60 days prior to the expiration of this Lease or 60 days after the termination of this Lease upon any Event of Default. Tenant shall transfer title to such Property by a bill of sale without warranty (except as to ownership) upon concurrent payment in cash by Landlord; provided, however, if
                                                        -----------------
Landlord has any unpaid damages resulting from any Event of Default, Landlord may make payment by delivery of a receipt for an offset against such damages.

          6.5  Removal of Personal Property. All items of Tenant's Personal
               ----------------------------
Property not removed by Tenant within 14 days following the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may, at Landlord's discretion and without any obligation, be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof to Tenant and without any payment to Tenant and without any obligation to account therefor. Tenant shall, at its expense, restore the Leased Property to the condition required by Section 9.1, including repair of all damage to the
                             -----------
Leased Property caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord. Landlord shall not be responsible for any loss or damage to Tenant's Personal Property, or any other property of Tenant, by virtue of Landlord's removal thereof at any time subsequent to the 14-day period provided for herein.

          6.6  Landlord's Waivers. Any lessor of Tenant's Personal Property may,
               ------------------
upon notice to Landlord and during reasonable hours, enter the Facility and take possession of any of Tenant's Personal Property without liability for trespass or conversion. Landlord shall, upon the request of Tenant, execute and deliver to Tenant "landlord's waivers" as may be reasonable and customary in connection with the financing or leasing of personal property. Such "landlord's waiver" shall limit to 30 days the amount of time the lessor or lender has to enter upon the Leased Premises after notice from Landlord that the Term has expired or otherwise terminated. If Tenant requests a "landlord's waiver," Tenant shall attempt to secure from any financing source or lessor the right on the part of Landlord to cure the defaults of Tenant and to use any such Property upon providing such cure.

          6.7  Water Rights. As a general matter, Landlord owns the Water Rights
               ------------
associated with the Leased Property. Landlord agrees to make such Water Rights available to Tenant at Landlord's cost for Tenant to fulfill its obligations hereunder. Landlord makes no assurances whatsoever as to the quantity, priority or price of any Water Rights owned by Landlord. To the extent as of the Commencement Date, Tenant owns any rights for the supply or transportation of water to the Leased Property (the "Tenant's Original Water Rights"), Tenant
                                   -------------------------------
shall, through the Term and subject to the provisions of this Section 6.7,
                                                              -----------
maintain and hold Tenant's Original Water Rights on a first priority basis for the benefit of the Leased Property and shall take all steps reasonably necessary to keep any Water Rights in good standing. If and solely to the extent that Tenant's Original Water Rights provide resources in excess of what is needed to properly serve the Leased Property, Tenant may use Tenant's Original Water Rights for other purposes as it determines consistent with any restrictions under applicable law or the terms of Tenant's Original Water Rights. During the Term, Tenant may sell or exchange Tenant's Original Water Rights if, prior to doing so, Tenant secures Replacement Water Rights. Upon the expiration or sooner termination of this Lease, Tenant shall, within 10 days after request made by Landlord, transfer to Landlord or its designee for no consideration Tenant's Original Water Rights (to the extent still owned by Tenant) and all Replacement Water Rights. Upon the expiration or sooner termination of this Lease, to the extent Tenant had sold or exchanged Tenant's Original Water Rights during the Term, Tenant shall deliver to Landlord or its designee Replacement Water Rights that are not less favorable in any material respect to the holder of such Water Rights than the quantity, price and priority of Tenant's Original Water Rights.

                      ARTICLE 7 - USE OF LEASED PROPERTY
                      ----------------------------------

          7.1  Use. After the Commencement Date and during the Term, Tenant
               ---
shall use or cause to be used the Leased Property and the improvements thereon for its Primary Intended Use and in accordance with the Maintenance Standards, Operating Standards (Exhibit "E"), and for such other uses as may be necessary or incidental to such use. Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to patrons, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Tenant's Personal Property.

          7.2  Specific Prohibited Uses. Tenant shall not use or occupy or
               ------------------------
permit the Leased Property to be used or occupied, nor do or permit anything to be done in or on the Leased Property, in a manner which would (i) violate or fail to comply with any law, rule or regulation or Legal Requirement, (ii) subject to Article 10, cause structural injury to any of the Improvements or
           ----------
(iii) constitute a public or private nuisance or waste. Tenant shall not allow any Hazardous Material to be located in, on or under the Leased Property, or any adjacent property, or incorporated in the Facility or any improvements thereon except in compliance with applicable law (including any Environmental Law). Tenant shall not allow the Leased Property to be used as a landfill or a waste disposal site, or a manufacturing, distribution or disposal facility for any Hazardous Materials. Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including Tenant's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, or (iii) is in material violation of any applicable Environmental Law.

          7.3  Membership Matters, Fees and Charges. Within thirty (30) days of
               ------------------------------------
the date hereof, Tenant shall submit to Landlord for its approval a plan regarding sale and classification of memberships, initiation fees and dues, and other relevant matters pertaining to membership for the first year of the Term. Once approved by Landlord, Tenant will not during the first year of the Term deviate from such plan without Landlord's prior written approval. Thereafter, Tenant will submit annually to the Operating Committee for review and comment (referenced in Paragraph 2 of Exhibit E) a proposed membership plan for the ensuing year. Tenant will consider in good faith any input and suggestions made by the Operating Committee with respect to any proposed plan. Subject to the foregoing, Tenant shall have the right to determine all matters relating to the sale and classification of memberships, including the right to set initiation fees, dues, and other charges, the number of memberships sold, and the rules, regulations, policies, and procedures pertaining to memberships, provided that Tenant shall not exercise such right in a manner that would be detrimental in any material respect to Landlord or Landlord's interest herein. Tenant shall have the right to determine all fees, rates and other charges relating to the goods and services provided by Tenant at the Leased Premises and the use of the Leased Premises by patrons, customers and members, provided that Tenant shall not exercise such right in a manner that would be detrimental in any material respect to Landlord or Landlord's interest herein.

          7.4  Landlord to Grant Easements, Etc. Landlord shall, from time to
               --------------------------------
time so long as no Event of Default has occurred and is continuing, at the request of Tenant and at Tenant's cost and expense (but subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed): (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Landlord of an Officer's Certificate (which Certificate, if contested by Landlord, shall not be binding on Landlord) stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Tenant on the Leased Property and does not reduce its value or usefulness for the Primary Intended Use. Landlord shall not grant, release, dedicate or execute any of the foregoing items in this
Section 7.4 without obtaining Tenant's approval, which approval shall not be
-----------
unreasonably withheld or delayed.

                        ARTICLE 8 - HAZARDOUS MATERIALS
                        -------------------------------

          8.1  Remediation. Except as provided in Section 8.5 and the last
               -----------                        -----------
sentence of Section 8.2, if Tenant becomes aware of the presence of any
            -----------
Hazardous Material in a quantity sufficient to require remediation or reporting under any Environmental Law in, on or under the Leased Property or if Tenant, Landlord, or the Leased Property becomes subject to any order of any federal, state or local agency to investigate, remove, remediate, repair, close, detoxify, decontaminate or otherwise clean up the Leased Property, Tenant shall, at its sole expense, carry out and complete any required investigation, removal, remediation, repair, closure, detoxification, decontamination or other cleanup of the Leased Property. If Tenant fails to implement and diligently pursue any such repair, closure, detoxification, decontamination or other cleanup of the Leased Property in a timely manner, Landlord shall have the right, but not the obligation, to carry out such action and to recover all of the reasonable costs and expenses from Tenant as Additional Charges.

          8.2  Tenant's Indemnification of Landlord. Except as provided in
               ------------------------------------
Section 8.5 and the last sentence of this Section 8.2, Tenant shall pay,
-----------                               -----------
protect, indemnify, save, hold harmless and defend Landlord and any Facility Mortgagee from and against all liabilities, obligations, claims, damages (including punitive damages), penalties, causes of action, demands, judgements costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord or the Leased Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) in respect of the Leased Property howsoever arising, without regard to fault on the part of Tenant, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law,
(b)liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, or (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity. Notwithstanding the foregoing or any other provision of this Lease (including, without limitation, Section 5.2, Section 8.4 and Article 21), Tenant shall not be liable
            -----------  -----------     ----------
or responsible for, or otherwise be required to indemnify, defend or hold harmless Landlord and any Facility Mortgagee from and against any matters, conditions or events that arose, existed or occurred: (i) prior to the Commencement Date; or (ii) through no act or omission on the part of Tenant nor through any breach by Tenant of any of the terms of this Lease.

          8.3  Survival of Indemnification Obligations.  Tenant's and Landlord's
               ---------------------------------------
obligations and/or liability under this Article 8 arising during the Term hereof
                                        ---------
shall survive any termination of this Lease.

          8.4  Environmental Violations at Expiration or Termination of Lease.
               --------------------------------------------------------------
Notwithstanding any other provision of this Lease (except Section 8.5 and the
                                                          -----------
last sentence of Section 8.2), if, at a time when the Term would otherwise
                 -----------
terminate or expire, a violation of any Environmental Law has been asserted by Landlord and has not been resolved in a manner reasonably satisfactory to Landlord, or has been acknowledged by Tenant to exist or has been found to exist at the Leased Property or has been asserted by any governmental authority and failure to have completed all action required to correct, abate or remediate such a violation of any Environmental Law materially impairs the leaseability of the Leased Property upon the expiration of the Term, then, at the option of Landlord, the Term shall be automatically extended with respect to the Leased Property beyond the date of termination or expiration and this Lease shall remain in full force and effect under the same terms and conditions until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) 12 months beyond such expiration or termination date; provided, that Tenant may, upon any such
                                     --------
extension of the Term, terminate the Term by paying to the Landlord such amount as is necessary in the reasonable judgment of Landlord to complete or perform such remedial action.

          8.5  Landlord's Indemnification of Tenant. Provided that Tenant
               ------------------------------------
notifies Landlord in writing within eighteen (18) months after the Commencement Date, Landlord shall pay, protect, indemnify, save, hold harmless and defend Tenant from and against all liabilities, obligations, claims, damages (including punitive damages), penalties, causes of action, demands, judgments, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Tenant or the Leased Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) in respect of any matter, condition, or event that arose, existed or occurred prior to the Commencement Date, without regard to fault on the part of Landlord, including
(a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b)liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, or (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity.

                      ARTICLE 9 - MAINTENANCE AND REPAIR
                      ----------------------------------

          9.1  Tenant's Sole Obligation. Tenant, at its expense, will keep the
               ------------------------
Leased Property and Tenant's Personal Property in good order, repair and appearance (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property, or any portion thereof) and maintain the Leased Property in accordance with any applicable Legal Requirements, and, except as otherwise provided in Article 14,
                                                                    ----------
with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). Tenant shall maintain the Leased Premises in accordance with the Maintenance Standards set forth in Exhibit D and the
                                                       ---------
Operating Standards set forth in Exhibit E; provided, however, that: (i) Tenant
                                 ---------
may make modifications to the Maintenance Standards and Operating Standards as may be necessary or required to comply with Legal Requirements; and (ii) Tenant may make modifications to the

Maintenance Standards and Operating Standards as Landlord and Tenant, each acting reasonably, determine to be appropriate for the prudent management of the Leased Property. Tenant will not take or omit to take any action the taking or Omission of which could reasonably be expected to impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use. Nothing in this Article 9 shall obligate Tenant to make any capital
                     ---------
improvements or replacements to the Leased Property if, after an event of damage or destruction, the Leased Property can be repaired to the standard required by this Section 9.1.
     -----------

          9.2  Waiver of Statutory Obligations.  Landlord shall not under any
               -------------------------------
circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

          9.3  Mechanics' Liens. Nothing contained in this Lease and no action
               ----------------
or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in either case, in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof.

          9.4  Surrender of Leased Property.  Unless the Lease shall have been
               ----------------------------
terminated pursuant to the provisions of Article 14, Tenant shall, upon the
                                         ----------
expiration or prior termination of the Term, vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the entire Term of the Lease).

                      ARTICLE 10 - TENANT'S IMPROVEMENTS
                      ----------------------------------

          10.1 Tenant's Right to Construct. During the Term of this Lease,
               ---------------------------
Tenant may make alterations, additions, changes and/or improvements to the Leased Property (individually, a "Tenant Improvement," and collectively, "Tenant
                                  ------------------                      ------
Improvements"). Except as otherwise agreed to by Landlord in writing, any such
------------
Tenant Improvement shall be made at Tenant's sole expense and shall become the property of Landlord upon termination of this Lease. Tenant will not make any changes in the design or layout of the golf courses without Landlord's prior approval. Unless made on an emergency basis to prevent injury to Person or property, Tenant will submit plans for any other Tenant Improvement with a value of more than $250,000 in the first Fiscal Year and increased by four percent per annum for each subsequent Fiscal Year to Landlord for Landlord's prior approval, such approval not to be unreasonably withheld or delayed. Landlord's approval may require removal of the Tenant Improvements at the end of the Term.

          10.2 Scope of Right. Subject to Section 10.1, at Tenant's cost and
               --------------             ------------
expense and following reasonable advance notice to Landlord, Tenant shall have the right to:

          (a) seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement;

          (b) demolish, remove or otherwise dispose of any of the Leased Improvements;

          (c) erect upon the Leased Property such Tenant Improvements as Tenant deems desirable;

          (d) make additions, alterations, changes and improvements in any Tenant Improvement so erected;

          (e) raze and demolish any Tenant Improvement together with the right to salvage therefrom; and

          (f) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of the Leased Property in accordance with its Primary Intended Use;

          provided, however, Tenant shall not make any Tenant Improvement which
          -----------------
would, in Landlord's reasonable judgment, impair the value or Primary Intended Use of the Leased Property without Landlord's prior written consent.

          10.3 Cooperation of Landlord. Landlord shall cooperate with Tenant and
               -----------------------
take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental approvals sought by Tenant to construct any Tenant Improvement within 10 Business Days following the later of (a) the date Landlord receives Tenant's request, or (b) the date of delivery of any such application or document to Landlord, so long as the taking of such action, including the execution of said applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant), and will not cause Landlord to be in violation of any law, ordinance or regulation.

          10.4 Commencement of Construction. Tenant agrees that:
               ----------------------------

          (a) Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement;

          (b) Once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such construction to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Leased Property;

          (c) Landlord shall have the right at any time and from time to time to post and maintain upon the Leased Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens or liens of a similar nature;

          (d) Tenant shall not suffer or permit any mechanics' liens or any other claims or demands arising from the work of construction of any Tenant Improvement to be enforced against the Leased Property or any part thereof, and Tenant agrees to hold Landlord and said Leased Property free and harmless from all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith; and

          (e)  All work shall be performed in a good and workmanlike manner.

          10.5 Rights in Tenant Improvements. Notwithstanding anything to the
               -----------------------------
contrary in this Lease, all Tenant Improvements constructed pursuant to Section
                                                                        -------
10.1, and any and all subsequent additions thereto and alterations and
----
replacements thereof, shall be the sole and absolute property of Tenant during the Term of this Lease. Upon the expiration or early termination of this Lease, all such Tenant Improvements shall become the property of Landlord, subject to Landlord's right to require removal set forth in Section 10.1. Without limiting
                                                 ------------
the generality of the foregoing, Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement during the Term of this Lease.

           ARTICLE 11 - LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS
           ---------------------------------------------------------

          11.1 Liens.  Subject to the provisions of Article 12 relating to
               -----                                ----------
permitted contests, Tenant will not directly or indirectly create or allow to remain, and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however:

          (a)  this Lease;

          (b)  the matters, if any, that existed as of the Commencement Date;

          (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, or any easements granted pursuant to the provisions of Section 7.4 of this Lease;
                        -----------

          (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder;

          (e)  subleases permitted by Article 22;
                                      ----------

          (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article
                                                                      -------
          12;
          --

          (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed (provided that such liens are in the process
                                    -------------
          of being contested as permitted by Article 12) or not yet due; and
                                             ----------

          (h) any liens which are the responsibility of Landlord pursuant to the provisions of Article 24.
                            ----------

          11.2 Encroachments and Other Title Matters. Excepting any matters
               -------------------------------------
granted or created by Landlord or any predecessor-in-interest with respect to the Leased Premises, if any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other rights under a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Landlord or at the behest of any Person affected by any such encroachment, violation or impairment, Tenant, at its sole cost and expense (subject to its right to contest the existence of any such encroachment, violation or impairment), shall protect, indemnify, save harmless and defend Landlord from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant; or (ii) make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Tenant's obligations under this
Section 11.2 shall be in addition to and shall in no way discharge or diminish
------------
any obligation of any insurer under any
policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance. Notwithstanding any other provision of this Lease, the obligations of Tenant set forth in this Section 11.2 shall not apply to any such encroachments,
                         ------------
violations or impairments existing as of the Commencement Date.

                        ARTICLE 12 - PERMITTED CONTESTS
                        -------------------------------

          Tenant, on its own or on Landlord's behalf (or in Landlord's name) but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 11.1, provided that:
                       ------------- -------------

          (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, and neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings;

          (b) in the case of a Legal Requirement, Landlord would not be subject to criminal or material civil liability for failure to comply therewith pending the outcome of such proceedings. Nothing in this
          Section 12(b), however, shall permit Tenant to delay compliance with
          -------------
          any requirement of an Environmental Law to the extent such non-compliance poses an immediate threat of injury to any Person or to the public health or safety or of material damage to any real or personal property;

          (c) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security, if any, as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or noncompliance, provided however, the provisions of this Article 12 shall not be
          ----------------                         ----------
          construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder;

          (d) no such contest shall interfere in any material respect with the use or occupancy of the Leased Property;

          (e)  in the case of an Insurance Requirement, the coverage required by
          Article 13 shall be maintained; and
          ----------

          (f) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.

Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                            ARTICLE 13 - INSURANCE
                            ----------------------

          13.1 General Insurance Requirements. During the Term of this Lease,
               ------------------------------
Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Landlord's Personal Property, Tenant's Personal Property and any Tenant Improvements, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. The policies must name Landlord as an "Additional Insured." Losses shall be payable to Landlord and/or Tenant as provided in Article 14.
                                                                 ----------
In addition, the policies shall name as an additional insured the holder of any mortgage, deed of trust or other security agreement securing any indebtedness or any other Landlord's Encumbrance placed on the Leased Property in accordance with the provisions of Article 24 ("Facility Mortgage") by way of a standard
                       ----------   -----------------
form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Landlord, Tenant, and each Facility Mortgagee. Evidence of insurance shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s). The policies on the Leased Property, including the Leased Improvements, Fixtures, Tenant's Personal Property and any Tenant Improvements, shall insure against the following risks:

               13.1.1 All Risk. Loss or damage by all risks perils including but
                      --------
     not limited to, fire, vandalism, malicious mischief and extended coverages, including but not limited to, sprinkler leakage, in an amount not less than 100% of the then Full Replacement Cost thereof.

               13.1.2 Liability. Claims for personal injury or property damage
                      ---------
     under a policy of comprehensive general liability insurance with amounts not less than $10,000,000 per occurrence and in the aggregate.

               13.1.3 Flood. Flood (when the Leased Property is located in whole
                      -----
     or in material part in a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area; provided however, that Tenant shall not be required to
                  ----------------
     participate in the National Flood Insurance Program.

               13.1.4 Worker's Compensation. Adequate worker's compensation
                      ---------------------
     insurance coverage for all Persons employed by Tenant on the Leased Property in accordance with the requirements of applicable federal, state and local laws.

               13.1.5 Other Insurance. Such other insurance on or in connection
                      ---------------
     with any of the Leased Property as Landlord or any Facility Mortgagee may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Leased Property and located in the geographic area where the Leased Property is located; provided however, that Landlord shall bear the cost of any such
              ----------------
     coverage requested under this Section 13.1.5.
                                   --------------

          13.2 Replacement Cost.  In the event either party believes that the
               ----------------
Full Replacement Cost of the insured property has increased or decreased at any time during the Lease Term, it shall have the right to have such Full Replacement Cost redetermined by the fire insurance company which is then carrying the largest amount of fire insurance carried on the Leased Property (the "Impartial Appraiser"). The party desiring to have the Full Replacement
      -------------------
Cost so redetermined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party hereto. The determination of such Impartial Appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section 13.2, as the case may be, to
                                          ------------
the amount so determined by the Impartial Appraiser. Each party shall pay one-half of the fee, if any, of the Impartial Appraiser.

          13.3 Waiver of Subrogation. Landlord and Tenant waive their respective
               ---------------------
right of recovery against the other to the extent damage or liability is insured against under a policy or policies of insurance. All insurance policies carried by either party covering the Leased Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party (including any Facility Mortgagee). The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

          13.4 Form Satisfactory, Etc. All of the policies of insurance referred
               ----------------------
to in Section 13.1 shall be written in a form reasonably satisfactory to
      ------------
Landlord and by insurance companies rated not less than A-X by A.M. Best's Insurance Guide. In addition, all insurance carried by Tenant hereunder shall have deductible amounts which are not in excess of the self-insurance limits specified by Section 13.5. Tenant shall pay all premiums for the policies of insurance referred to in Section 13.1 and shall deliver certificates thereof to
                         ------------
Landlord prior to their effective date (and with respect to any renewal policy, at least 10 days prior to the expiration of the existing policy). In the event Tenant fails to satisfy its obligations under this Section 13.4, Landlord shall
                                                   ------------
be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord upon written demand as Additional Charges. Each insurer mentioned in Section 13.1 shall
                                                         ------------
agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord 30 days' written notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Leased Property for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any Facility Mortgagee pursuant to any provision of a mortgage note, assignment or other document evidencing or securing a loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Leased Property.

          13.5 Change in Limits. In the event that Landlord shall at any time
               ----------------
reasonably determine on the basis of prudent industry practice that the liability insurance carried by Tenant pursuant to Section 13.1.2 is either
                                                  --------------
excessive or insufficient (but only if the liability insurance limit is not less than $3,000,000 per person or per occurrence), the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further changed pursuant to the provisions of this Section 13.5. Notwithstanding
                                                 ------------
the foregoing, the deductibles for such insurance or the amount of such insurance which is self-retained by Tenant shall not be greater than two percent (2%) of Tenant's net worth determined in accordance with generally accepted accounting principles.

          13.6 Blanket Policy. Notwithstanding anything to the contrary
               --------------
contained in this Article 13, Tenant's obligations to carry the insurance
                  ----------
provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided.
                                                                  ---------
however, that the coverage afforded Landlord will not be reduced or diminished
-------
or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this
Article 13 are otherwise satisfied. The amount of the total insurance shall be
----------
specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord and Facility Mortgagee, from the insurer thereunder. A certificate of each such "blanket" or umbrella policy shall promptly be delivered to Landlord and Facility Mortgagee. If requested by Landlord, Tenant shall provide Landlord with a certified copy of the "blanket" or umbrella insurance policy.

                ARTICLE 14 - APPLICATION OF INSURANCE PROCEEDS
                ----------------------------------------------

          14.1 Insurance Proceeds. All proceeds of insurance payable by reason
               ------------------
of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article 13 shall (i) if
                                                  ----------
greater than $500,000, be paid to Landlord and held by Landlord and (ii) if less thin such amount, be paid to Tenant and held by Tenant. All such proceeds shall be held in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof.

               14.1.1 Disbursement of Proceeds. Any proceeds held by Landlord or
                      ------------------------
     Tenant shall be paid out by Landlord or Tenant from time to time for the reasonable costs of such reconstruction or repair; provided, however, that
                                                        --------- -------
     Landlord shall disburse proceeds subject to the following requirements:

          (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld or delayed and (B) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

       (ii) at the time of any disbursement, subject to Article 12, no
                                                        ----------
       mechanics' or materialmen's liens shall have been filed against any of the Leased Property and remain undischarged, unless a satisfactory bond shall have been posted in accordance with the laws of the State;

       (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) a satisfactory bringdown of title insurance and (D) other evidence of cost and payment so that Landlord and Facility Mortgagee can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

       (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

       (v) to the extent actually held by Landlord and not by a Facility Mortgagee, (1) the proceeds shall be held in a separate account and shall not be commingled with Landlord's other funds, and (2) interest shall accrue on funds so held at the money market rate of interest and such interest shall constitute part of the proceeds; and

       (vi) such other reasonable conditions as Landlord or Facility Mortgagee may reasonably impose, including, without limitation, payment by Tenant of reasonable costs of administration imposed by or on behalf of Facility Mortgagee should the proceeds be held by Facility Mortgagee.

          14.1.2 Excess Proceeds. All excess proceeds of insurance remaining
                 ---------------
  after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Landlord nor Tenant is required or elects to repair and restore) shall be paid to Landlord and Tenant in like proportions to the value of Landlord's interests in the Leased Property and Tenant's interest in Tenant's Personal Property and the Tenant Improvements, or any portion thereof, as determined under Article 13, upon completion of any such
                                       ----------
  repair and restoration except as otherwise specifically provided below in this
  Article 14. All salvage resulting from any risk covered by insurance shall
  ----------
  belong to Landlord.

     14.2  Reconstruction Covered bv Insurance.
           -----------------------------------

           14.2.1 Destruction Rendering Facility Unsuitable for its Primary Use.
                  -------------------------------------------------------------
  If during the Term the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article 13 and the Facility thereby is
                                          ----------
    rendered Unsuitable For Its Primary Intended Use, Tenant shall diligently restore the Facility to substantially the same condition as existed immediately before the damage or destruction; provided, however, if the Facility cannot be fully repaired or restored within a 12-month period from the date of the damage or destruction to substantially the same condition as existed immediately before the damage or destruction, then Tenant may terminate this Lease by giving Landlord written notice of such termination within 60 days after the date of such damage or destruction, and the effective date of such termmation shall be 30 days following such notice of termination; provided, however, if Landlord notifies Tenant in writing within fifteen (15) days of Landlord's receipt of Tenant's notice of termination that Landlord intends to restore the Facility to substantially the same condition as existed immediately before the damage and destruction and Landlord diligently commences and prosecutes such restoration and completes such restoration within twelve (12) months after the date of the damage or destruction, then Tenant's election to terminate the Lease shall be deemed rescinded and the Lease shall remain in full force and effect. Notwithstanding Section 14.4 below, in the event Landlord elects to restore
                    ------------
    the Facility as provided in the immediately preceding sentence, during the period from the date of Tenant's notice of termmation through the date the restoration of the Facility is completed, the Base Rent shall be deemed to be zero and Tenant's payment of Rent shall consist only of the payment of Additional Rent in accordance with Section 9 of the Basic Lease Provisions
                                       ---------
    and the Additional Charges as required by the Detailed Lease Provisions. Upon any such termination of the Lease by Tenant or upon Landlord's election to restore the Facility as provided in this section, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention; provided, further, that Tenant shall be entitled to retain or receive all insurance proceeds relating to Tenant's Personal Property and the Tenant Improvements.

               14.2.2    Destruction Not Rendering Facility
                         ----------------------------------
     Unsuitable for its Primary Use. If during the Term, the Leased Property is
     ------------------------------
     totally or partially destroyed from a risk covered by the insurance described in Article 13, but the Facility is not thereby rendered
                  ----------
     Unsuitable For Its Primary Intended Use, Tenant shall diligently restore the Facility to substantially the same condition as existed immediately before the damage or destruction; provided, however, Tenant shall not be
                                       -----------------
     required to restore Tenant's Personal Property and/or any Tenant Improvements if failure to do so does not adversely affect the amount of Additional Rent payable hereunder. Such damage or destruction shall not terminate this Lease; provided further, however, if Tenant and Landlord
                           -------------------------
     cannot within 12 months after said damage obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, Tenant may terminate this Lease upon 30 days prior written notice to Landlord; provided further.
                                                               -----------------
     however, if Landlord notifies Tenant in writing within fifteen (15) days of
     -------
     Landlord's receipt of Tenant's notice of termination that Landlord intends to restore the Facility to substantially the same condition as existed immediately before the damage and destruction and Landlord diligently commences and prosecutes such restoration and completes such restoration within ninety (90) days after the date of Tenant's notice of termination, then Tenant's election to terminate the Lease shall be deemed rescinded and the Lease shall remain in full force and effect. Notwithstanding Section 14.4 below, in the event Landlord elects to restore
                    ------------
    the Facility as provided in the immediately preceding sentence, during the period from the date of Tenant's notice of termination through the date the restoration of the Facility is completed, the Base Rent shall be deemed to be zero and Tenant's payment of Rent shall consist only of the payment of Additional Rent in accordance with Section 9 of the Basic Lease Provisions
                                       ---------
    and the Additional Charges as required by the Detailed Lease Provisions. Upon any such termination of the Lease by Tenant or upon Landlord's election to restore the Facility as provided in this section, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention; provided, further, that Tenant shall be entitled to retain or receive all insurance proceeds relating to Tenant's Personal Property and the Tenant Improvements.

               14.2.3   Costs of Repair. If Tenant restores the
                        -------- ------
     Facility as provided in Sections 14.2.1 and 14.2.2 above and the cost of
                             ---------------     ------
     the repair or restoration exceeds the amount of proceeds received by Landlord or Tenant from the insurance required under Article 13, Tenant
                                                          ----------
     shall pay for such excess cost of repair or restoration. If Landlord restores the Facility as provided in Sections 14.2.1 and 14.2.2 above and
                                          ---------------     ------
     the cost of the repair or restoration exceeds the amount of proceeds received by Landlord as provided in those sections, Landlord shall pay for such excess cost of repair or restoration.

          14.3 Reconstruction Not Covered by Insurance. If during the Term, the
               -------------- --- ------- -- ---------
Facility is totally or materially destroyed from a risk not covered by the insurance described in Article 13, whether or not such damage or destruction
                       ----------
renders the Facility Unsuitable For Its Primary Intended Use, Tenant shall either (A) restore the Facility, at Tenant's cost, to substantially the same condition as existed immediately before the damage or destruction, or (B) elect to terminate this Lease upon 60 days prior written notice to Landlord; provided, however, if Landlord notifies Tenant in writing within fifteen (15) days of Landlord's receipt of Tenant's notice of termination that Landlord intends to restore the Facility, at Landlord's cost, to substantially the same condition as existed immediately before the damage and destruction and Landlord diligently commences and prosecutes such restoration and completes such restoration within ninety (90) days after the date of Tenant's notice of termination, then Tenant's election to terminate the Lease shall be deemed rescinded and the Lease shall remain in full force and effect. In the event Landlord elects to restore the Facility as provided in the immediately preceding sentence, during the period from the date of Tenant's notice of termination through the date the restoration of the Facility is completed, the Base Rent shall be deemed to be zero and Tenant's payment of Rent shall consist only of the payment of Additional Rent in accordmce with Section 9 of the Basic Lease Provisions and the Additional
               ---------
Charges as required by the Detailed Lease Provisions.

14.4      No Abatement of Rent. Except as otherwise provided in Sections 14.2
          -- --------- -- ----                                  -------------
and 14.3 above, this Lease shall remain in full force and effect and Tenant's
    ----
obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the period required for repair and restoration; provided, however, that if there is no Event of
             -----------------

Default, Tenant shall be entitled to retain any proceeds of rental vaijie or business interruption insurance coverage.

          14.5 Waiver. Tenant hereby waives any statutory rights of termination
               ------
which may arise by reason of any damage or destruction of the Facility which Landlord or Tenant is obligated to restore or may restore under any of the provisions of this Lease.

          14.6 Damage Near End of Term. Notwithstanding any other provision to
               ------------------ ----
the contrary in this Article 14, if damage to or destruction of the Leased
                     ----------
Property occurs during the last 24 months of the Term of this Lease, and if such damage or destruction cannot reasonably be expected to be fully repaired or restored prior to the date that is 12 months prior to the end of the then-applicable Term, then Tenant shall have the right to terminate the Lease on 30 days' prior notice to Landlord by giving notice thereof to Landlord within 60 days after the date of such damage or destruction. Upon any such termination, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention; provided
                                                                    --------
however, that Tenant shall be entitled to retain or receive all insurance
-------
proceeds relating to Tenant's Personal Property and Tenant Improvements.

                            ARTICLE 15- CONDEMNATION
                            ------------------------

          15.1 Total Taking. If at any time during the Term the Leased Property
               ------------
is totally and permanently taken by Condemnation, this Lease shall terminate on the Date of Taking and Tenant shall promptly pay all outstanding rent and other charges through the date of termination.

          15.2 Partial Taking.  If a portion of the Leased Property is taken by
               --------------
Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable For Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate on the Date of Taking.

          15.3 Restoration. If there is a partial taking of the Leased Property
               -----------
and this Lease remains in full force and effect pursuant to Section 15.2,
                                                            ------------
Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the Award payable to Landlord, as provided herein. If Tenant receives an Award under Section 15.4, Tenant shall repair or restore any
                               ------------
Tenant Improvements up to but not exceeding the amount of the Award payable to Tenant therefor.

          15.4 Award-Distribution. The entire Award shall belong to and be paid
               ------------------
to Landlord, except that, subject to the rights of the Facility Mortgagee, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, a sum attributable to the value, if any, of: (i) any Tenant Improvements and (ii) the leasehold interest of Tenant under this Lease; provided, however, that if the amount received by Landlord and the
            -----------------
Facility Mortgagee is less than the Condemnation Threshold, then the amount of the Award otherwise payable to Tenant for the value of its leasehold interest under this Lease (and not any other funds of Tenant) shall instead be paid over to Landlord up to the amount of the shortfall.

          15.5 Temporary Taking. The taking of tile Leased Property, or any part
               ----------------
thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by tile taking authority has continued for longer than six months. During any such six month period, which shall be a temporary taking, all the provisions of this HAse shall remain in full force and effect with no abatement of rent payable by Tenant hereunder. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to tile Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.

                         ARTICLE 16- EVENTS OF DEFAULT
                         --------------------- -------

          16.1 Events of Default. If any one or more of the following events
               -----------------
(individually, an "Event of Default") shall occur:
                   ----------------

          (a) if Tenant shall fail to make payment of the Rent payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of three (3) days after receipt by Tenant of notice thereof from Landlord; provided, however,
                                                             -----------------
          that such notice shall be in lieu of and not in addition to any notice required under applicable law and provided further that such three (3)
                                            ----------------
          day notice shall not be required in the event of more than two (2) defaults in any twelve month period;

          (b) if Tenant shall fail to comply with the provisions of Article 22
                                                                    ----------
          with respect to a Change of Control;


          (c) if, other than as a result of Unavoidable Delays, Tenant shall fail to observe or perform any material term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of thirty (30) days after receipt by Tenant of notice thereof from Landlord (except that no such notice shall be required in the event of more than two monetary defaults in any twelve month period), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided,
                                                                   ---------
          however, that such notice shall be in lieu of and not in addition to
          -------
          any notice required under applicable law; provided further, however,
                                                    -------------------------
          that the cure period shall not extend beyond 30 days as otherwise provided by this Section 16.1(c) if the facts or circumstances giving
                           ---------------
          rise to the default are creating a further harm to Landlord or the Leased Property and Landlord makes a good faith determination that Tenant is not undertaking remedial steps that Landlord would cause to be taken if this Lease were then to terminate.

          (d)  if Tenant shall:

               (i) admit in writing its inability to pay its debts generally as they become due,

          (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

          (iii) make an assignment for the benefit of its creditors,

          (iv) be unable to pay its debts as they mature,

          (v) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

          (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

      (e) if Tenant shall, on a petition in bankruptcy filed against it, be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or anv other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within 60 days from the date of the entry thereof;

      (f) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution;

      (g) if the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in accordance with Article 12); provided, however, that such
                                       ----------   -----------------
      notice shall be in lieu of and not in addition to any notice required under applicable law;

      (h) if, except as a result of maintenance, repairs, damage, destruction or a partial or complete Condemnation or other Unavoidable Delays, Tenant voluntarily ceases operations on the Leased Property for a period in excess of fifteen (15) consecutive days;

      (i) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect and any adverse effect on Landlord of any such misrepresentation or breach of warranty hall not been corrected to Landlord's satisfaction within twenty (20) days after Tenant becomes aware of, or is notified by Landlord of the fact of, such misrepresentation or breach of warranty; or

      (j) if an Event of Default under future Other Pr6perty Leases, if any, occurs, provided, however, that if such Event of Default (other than for
              -----------------
      the failure to pay money or post a Letter of Credit if required hereunder) arose from occurrences beyond the reasonable control of Tenant, such Event of Default shall not constitute an Event of Default under this Section
                                                                     -------
      16.1(j).
      -------

          THEN, Landlord may terminate this Lease by giving Tenant notice of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

          16.2 Payment of Costs. Tenant shall, to the extent permitted by law,
               ----------------
pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

          16.3 Exceptions. No Event of Default (other than a failure to make
               ----------
payment of money or post a Letter of Credit, if required hereunder) shall be deemed to exist under clause (c) or clause (j) of Section 16.1 during any time
                                                  ------------
the curing thereof is prevented by an Unavoidable Delay; provided that, upon the
                                                         -------------
cessation of such Unavoidable Delay, Tenant shall remedy such default without further delay.

          16.4 Certain Remedies. If an Event of Default shall have occurred (and
               ----------------
the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and be
                                                 ------------
continuing, whether or not this Lease has been terminated pursuant to Section
                                                                      -------
16.1, Tenant shall, to the extent permitted by law, if required by Landlord so
----
to do, immediately surrender to Landlord the Leased Property pursuant to the provisions of Section 16.1 and quit the same and Landlord may enter upon and
              ------------
repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any and all Tenant's Personal Property from the Leased Property subject to any requirement of law.

          16.5 Damages.  None of (a) the termination of this Lease pursuant to
               -------
Section 16.1, (b)the repossession of the Leased Property, (c) the failure of
------------
Landlord, notwithstanding reasonable good faith efforts, to relet the Leased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property to, and including, the date of such termination. Thereafter, Tenant shall forthwith pay to Landlord, at Landlord's option, as and for liquidated and agreed current damages for Tenant's default, either:

          (a)  the sum of:

               (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination,

               (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided,

               (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and

               (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          In making the above determinations, the worth at the time of the award shall be determined by the court having jurisdiction thereof using the San Francisco Federal Funds Rate plus one percent and the Additional Rent shall be deemed to be the same as for the then-current Fiscal Year or, if not determinable, the immediately preceding Fiscal Year, for the remainder of the Term, or such other amount as either party shall prove reasonably could have been eamed during the remainder of the Term or any portion thereof; or

          (b) without termination of Tenant's right to possession of the Leased Property, each installment of said Rent and other sums payable by Tenant to Landlord under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease. Landlord may sue repeatedly to collect such damages from time to time.

          16.6 Additional Remedies. Landlord has all other remedies that may be
               -------------------
available under applicable law.

          16.7 Appointment of Receiver. Upon the occurrence of an Event of
               -------------- --------
Default, and upon filing of a suit or other commencement of judicial proceedings to enforce the rights of Landlord hereunder, Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and the Facility and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

          16.8 Waiver. If this Lease is terminated pursuant to Section 16.1,
               ------                                          ------------
Tenant waives, to the extent permitted by applicable law (a) any right of redemption, re-entry or repossession and (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article
                                                                       -------
16.
--

          16.9 Application of Funds. Any payments received by Landlord under any
               -------------- -----
of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State.

          16.10  Impounds. Landlord shall have tile right during the continuance
                 --------
of an Event of Default to require Tenant to pay to Landlord an additional monthly sum (each an "Impound Payment") sufficient to pay the Impound Charges
                      ----------------
(as hereinafter defined) as they become due. As used herein, "Impound Charges"
                                                              ---------------
shall mean real estate taxes on the Leased Property or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Impound Charges and of each Impound Payment. The Impound Payments shall be held in a separate account and shall not be commingled with other funds of Landlord and interest thereon shall be held for the account of Tenant. Landlord shall apply the Impound Payments to the payment of the Impound Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Impound Payments theretofore paid to Landlord shall be insufficient for the payment of the Impound Charges, Tenant, within 10 days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

             ARTICLE 17- LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
             -----------------------------------------------------

          If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in Section 16.1, Landlord, after notice to
                                      ------------
and demand upon Tenant, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. Landlord may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including reasonable attorneys' fees and expenses, to the extent permitted by law) so incurred, together with a late charge thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article 17 shall survive the expiration or earlier
                           ----------
termination of this Lease.

                        ARTICLE 18- LEGAL REQUIREMENTS
                        ------------------------------

          Subject to Article 12 regarding permitted contests, Tenant, at its
                     ----------
expense, shall promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property; and (b)procure, maintain and comply with all licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

                           ARTICLE 19- HOLDING OVER
                           ------------------------

          If, with Landlord's consent, Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Tenant shall pay as rental each month, 125% of the aggregate of (i) one-twelfth of the aggregate Base Rent and Additional Rent payable with respect to the last Fiscal Year of the preceding Term; (ii) all Additional Charges accruing during the month; and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Leased Property. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease, and Landlord may at its option eject Tenant and recover damages for wrongful holdover.

                           ARTICLE 20- RISK OF LOSS
                           ------------------------

          20.1 Risk of Loss. During the Term of this Lease, the risk of loss or
               ------------
of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant. In the absence of gross negligence, willful misconduct or breach of this Lease by Landlord pursuant to

Section 24.3, Landlord shall in no event be answerable or accountable therefor
------------
nor shall any of the events mentioned in this Article 20 entitle Tenant to any
                                              ----------
abatement of Rent (except as provided in Section 20.2).
                                         -------------

          20.2 Unavoidable Events. If at any time during the Term of this Lease,
               ------------------
the Facility is rendered Unsuitable For Its Primary Intended Use for a period in excess of 180 consecutive days by reason of one or more of the following events (each, an "Unavoidable Event"):
           -----------------

          (a) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property or any portion thereof, including without limitation any such prohibition or restriction resulting from Legal Requirements (excepting any such prohibition or restriction caused by the actions, negligence or intentional misconduct of Tenant);

          (b) the interference with Tenant's use of the Leased Property or any material portion thereof by any Person having a paramount right, title or interest in the Leased Property (excepting any such interference caused by the actions, negligence or intentional misconduct of Tenant);

          (c) declared or undeclared war, sabotage, riot or other acts of civil disobedience, or the acts or omissions by governmental agencies; or

          (d) the interference with Tenant's use of the Leased Property or any material portion thereof caused by the actions, negligence or intentional misconduct of Landlord or caused by the default or breach of any of Landlord's representations or warranties hereunder;

then Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termmation. The effective date of such termination shall be 90 days after Landlord's receipt of said written notice of termination; provided, however, if Landlord elects to remedy or remove the restrictions or interferences referenced above or otherwise correct or restore the Facility and within said 90 day period the Facility is made suitable for its Primary Intended Use, Tenant's election to terminate the Lease shall be deemed rescinded and the Lease shall remain in full force and effect. During the period in which the Facility is rendered Unsuitable For Its Primary Intended Use as a result of an Unavoidable Event, the Base Rent shall be deemed to be zero and Tenant's payment of Rent shall consist only of the payment of Additional Rent in accordance with
Section 9 of the Basic Lease Provisions and Additional Charges as required by
---------
the Detailed Lease Provisions. This Article 20 shall not limit or restrict
                                    ----------
Tenant's rights or obligations under Article 14 of this Lease.
                                     ----------

                         ARTICLE 21 - INDEMNIFICATION
                         ----------------------------

          21.1 Tenant's Indemnification of Landlord. Except as otherwise
               ------------------------------------
provided in Sections 8.5 and 21.2 and the last sentence of Section 8.2 and
            ------------     ----                          -----------
notwithstanding the existence of any insurance provided for in Article 13, and
                                                               ----------
without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of:

          (a) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks during the Term of this Lease, including, but not limited to, any accident, injury to or death of Person or loss of or damage to property resulting from golf balls, golf clubs, golf shoes, lawn mowers or other gardening devices, golf carts, tractors or other motorized vehicles present on or adjacent to the Leased Property;

          (b) any use, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Property;

          (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease);

          (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease;

          (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord (Tenant) thereunder; and

          (f) any liability Landlord may incur or suffer as a result of any permitted contest by Tenant pursuant to Article 12.
                                                  ----------

          21.2 Landlord's Indemnification of Tenant. Landlord shall not be
               ------------------------------------
required to indemnify Tenant hereunder; provided, however, Landlord shall protect, indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees) imposed upon or incurred by or asserted against Tenant as a result of Landlord's active negligence or willful misconduct, or Landlord's breach of this Lease.

          21.3 Mechanics of Indemnification. As soon as reasonably practicable
               ----------------------------
after receipt by the indemnified party of notice of any liability or claim incurred by or asserted against the indemnified party that is subject to indemnification under this Article 21, the indemnified party shall give notice
                           ----------
thereof to the indemnifying party. The indemnified party may at its option demand indemnity under this Article 21 as soon as a claim has been threatened by
                            ----------
a third party, regardless of whether an actual loss has been suffered, so long as the indemnified party shall in good faith determine that such claim is not frivolous and that the indemnified party may be liable for, or otherwise incur, a loss as a result thereof and shall give notice of such determination to the indemnifying party. The indemnified party shall permit the indemnifying party, at its option and expense, to assume the defense of any such claim by counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, and to settle or otherwise dispose of the same; provided,
                                                                   ---------
however, that the indemnified party may at all times participate in such defense
-------
at its expense; and provided further, however, that the indemnifying party shall
                    ----------------- -------
not, in defense of any such claim, except with the prior written consent of the indemnified party, consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the indemnified party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the indemnifying party. If the indemnifying party shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances, then the indemnified party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the indemnifying party.

          21.4 Survival of Indemnification Obligations. Tenant's or Landlord's
               ----------- ---------------------------
liability for a breach of the provisions of this Article 21 arising during the
                                                 ----------
Term hereof shall survive any termination of this Lease.

          21.5 Non-Applicability. The terms and conditions of this Article 21
               -----------------                                   ----------
shall not vitiate, limit, or otherwise affect Tenant's right with respect to Landlord's Representations and Warranties set forth in Exhibit 3.
                                                       ----------

                     ARTICLE 22- SUBLETTING AND ASSIGNMENT
                     -------------------------------------

          22.1 Prohibition Against Subletting and Assignment. Subject to Section
               ---------------------------------------------             -------
22.3, Tenant shall not, without the prior Written consent of Landlord (which
----
Landlord shall not unreasonably withhold), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an Affiliate of Tenant) the Lease or any interest therein, all or any part of the Leased

Property or suffer or permit the Lease or the leasehold estate created hereby or thereby or any other rights arising under the Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. For purposes of this Section
                                                                        -------
22.1, an assignment of the Lease shall be deemed to include any Change of
----
Control of Tenant, as if such Change of Control were an assignment of the Lease. In determining whether or not to grant consent, Landlord may withhold consent if both the proposed assignee and its principals do not have substantial experience in maintaining and operating high quality golf course facilities or the proposed assignee does not have adequate financial resources to perform its obligations under the Lease.

          22.2 Changes of Control. A Change of Control requiring the consent of
               ------------------
Landlord shall mean:

          (a) the issuance and/or sale by Tenant or the sale by any stockholder of Tenant of a Controlling interest in Tenant to a Person other than an Affiliate of Tenant, other than in either case a distribution to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registered Offering ");
                                                 -------------------

          (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise);

          (c) any other transaction, or series of transactions, which results in the Affiliates of Tenant no longer having Control of Tenant (other than through a Registered Offering); or

          (d) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate of Tenant), and Tenant is not the surviving entity;

          provided, however, that notwithstanding the foregoing any such
          -----------------
transaction shall not be deemed a Change of Control if each of the following conditions are met:

               22.2.1   Financial Covenants. Unless a Letter of Credit in an
                        -------------------
     amount equal to 200% of the Letter of Credit Amount is posted by Tenant concurrently with any such consolidation, merger, sale or conveyance, the Person formed by or surviving such transaction shall have (i) a Tangible Net Worth not less than $30,000,000 increased by four percent per annum compounded annually from the Commencement Date to the date of the Change of Control and (ii) a Fixed Charge Coverage Ratio of not less than 1.5 to 1.0 for two consecutive Fiscal Quarters.

               22.2.2   Maintenance and Operating Standards. The surviving
                        -----------------------------------
     entity shall maintain and operate the Leased Property at a standard at least as high in the reasonable judgment of Landlord as that maintained and operated by Tenant prior to the Change of Control.

               22.2.3   Commitment to the Golf Industry. Immediately after such
                        --------------------------------
     consolidation, merger, sale or conveyance, the surviving entity and its Affiliates shall have not less than 80 total golf courses (or less if acceptable to Landlord) under management or lease.

          22.3 Subleases.
               ---------

               22.3.1  Permitted Subleases. Tenant shall, with Landlord's prior
                       -------------------
     approval (which shall not be unreasonably withheld or delayed if the quality of the operation of the Leased Property is not adversely impacted), be permitted to sublease portions of the Leased Property to concessionaires or licensees to:

          (a)  operate golf professionals' shops;

          (b)  operate golf driving ranges;

          (c)  provide golf lessons;

          (d)  operate restaurants;

          (e)  operate bars;

          (f)  hold and conduct a Special Event; and

          (g) operate any other portions (but not the entirety) of the Leased Property customarily associated with or incidental to the operation of the Golf Course.

               22.3.2 Terms of Sublease. Each sublease of any of the Leased Property shall be subject and subordinate to the provisions of this Lease. No sublease made as permitted by Section 22.3.1 shall affect or reduce any
                                      --------------
     of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no sublease had been made. No sublease shall impose any additional obligations on Landlord under this Lease.

               22.3.3     Copies. Tenant shall, within 10 days after the
                          ------
     execution and delivery of any sublease permitted by Section 22.3.1, deliver
                                                         --------------
     a duplicate original thereof to Landlord.


               22.3.4     Assignment of Rights in Subleases. As security for
                          ---------------------------------
     performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Leased Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Property; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) after the occurrence and continuance of an Event of Default, consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord nor (ii) accept any rents (other than customary security deposits) more than 90 days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

               22.3.5   Licenses, Etc. For purposes of Sections 22.1, 22.3 and
                        -------------                  -----------------------
     22.5,  subleases shall be deemed to include any licenses, concession
     ----
     arrangements, management contracts or other arrangements relating to the possession or use of all or any part of the Leased Property.

          22.4 Assignment. No assignment shall in any way impair the continuing
               ----------
primary liability of Tenant hereunder, and no consent to any assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in Article 22. Any assignment shall be solely of Tenant's entire interest in
   ----------
this Lease. Any assignment or other transfer of all or any portion of Tenant's interest in the Lease in contravention of Article 22 shall be voidable at
                                          ----------
Landlord's option.

          22.5 REIT Limitations. Anything contained in this Lease to the
               ----------------
contrary notwithstanding, Tenant shall not (i) sublet or assign the Leased Property or this Lease on any basis such that the rental or other amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign the Leased Property or this Lease to any person that Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code), a 10% or greater interest in; or (iii) sublet or assign the Leased Property or this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 22.5 shall likewise apply to any further
                               ------------
subleasing by any subtenant.

           ARTICLE 23 - OFFICER'S CERTIFICATES AND OTHER STATEMENTS
           --------------------------------------------------------

          23.1 Officer's Certificates. At any time, and from time to time upon
               ----------------------
Tenant's receipt of not less than 10 days' prior written request by Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying that:

          (a) this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications);

          (b) the dates to which the Rent has been paid;

          (c) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge;

          (d) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signatory, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant; and

          (e) responding to such other questions or statements of fact as Landlord shall reasonably request.

          Tenant's failure to deliver such statement within such time shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect except as may be represented to the contrary by Landlord, Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease and the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Section 23.1 may be relied upon by Landlord.
        ------------

          23.2 Annual Financial Statements of Tenant. Tenant will furnish to
               -------------------------------------
Landlord, within 60 days after the end of Tenant's fiscal year, a copy of its audited consolidated balance sheet as of the end of such fiscal year, and related audited consolidated statement of income and statement of cash flows for such fiscal year (each with footnotes), prepared by a nationally recognized accounting firm in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved. All annual financial statements shall be accompanied by a certificate of an officer and the chief accounting officer of Tenant delivered with such statements, stating (i) that the officers know of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default, which has occurred and is continuing under this Lease or, if any such event has occurred or is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto, and
(ii) except as otherwise specified in such certificate, that to the best of such officers' knowledge, Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on a prior date to such certificate.

          23.3 Environmental Statements. Immediately upon Tenant's learning, or
               ------------------------
having reasonable cause to believe, that any Hazardous Material in a quantity sufficient to require remediation or reporting under applicable law is located in, on or under the Leased Property or any adjacent property, Tenant shall notify Landlord in writing of (a) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed threatened; (b) any claim made or threatened by any Person against Tenant or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Property, including any complaints, notices, warnings or asserted violations in connection therewith.

                        ARTICLE 24 - LANDLORD MORTGAGES
                        -------------------------------

          24.1 Landlord May Grant Liens. Subject to Section 24.2, without the
               ------------------------             ------------
consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Landlord's Encumbrance") upon the Leased Property, or any portion
            ----------------------
thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the Leased Property and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee or beneficiary, affecting any lease or the Leased Property. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request for such purposes.

          24.2 Tenant's Non-Disturbance Rights. So long as Tenant shall pay all
               -------------------------------
Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, none of Tenant's rights under this Lease shall be disturbed by the holder of any Landlord's Encumbrance which is created or otherwise comes into existence after the Commencement Date.

          24.3 Breach by Landlord. It shall be a breach of this Lease if
               ------------------
Landlord shall fail to observe or perform any material term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of 30 days after notice thereof from Tenant, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Landlord, within said 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

          24.4 Facility Mortgage Protection.  Tenant agrees that the holder of
               ----------------------------
any Landlord Encumbrance shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any such holder whose name and address have been furnished to Tenant in writing for such purpose notice of Landlord's default and allow such holder thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof.

                          ARTICLE 25 - MISCELLANEOUS
                          --------------------------

          25.1 Landlord's Right to Inspect.  Tenant shall permit Landlord and
               ---------------------------
its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations. Landlord shall indemnify Tenant for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Tenant by reason of Landlord's inspection pursuant to this Section 25.1.
                                                           ------------

          25.2 No Waiver. No failure by Landlord to insist upon the strict
               ---------
performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

          25.3 Remedies Cumulative. To the extent permitted by law, each legal,
               -------------------
equitable or contractual right, power and remedy of Landlord now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

          25.4 Acceptance of Surrender No surrender to Landlord of this Lease or
               -----------------------
of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

          25.5 No Merger of Title. There shall be no merger of this Lease or of
               ------------------
the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

          25.6 Conveyance by Landlord. If Landlord shall convey the Leased
               ----------------------
Property in accordance with the terms hereof other than as security for a debt, Landlord shall, upon the written assumption by the transferee of the Leased Property of all liabilities and obligations of the Lease be released from all future liabilities and obligations under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property. All such future liabilities and obligations shall thereupon be binding upon the new owner.

          25.7 Quiet Enjoyment. So long as Tenant shall pay all Rent as the
               ----------------
same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy .the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or any Landlord's Encumbrances.

          25.8 Notices. All notices, demands, requests, consents, approvals and
               -------
other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as provided in the Basic Lease Provisions.

          25.9   Survival of Claims. Anything contained in this Lease to the
                 ------------------
contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination.

          25.10  Invalidity of Terms or Provisions. If any term or provision of
                 ---------------------------------
this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

          25.11  Prohibition Against Usury. If any late charges provided for in
                 -------------------------
any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

          25.12  Amendments to Lease. Neither this Lease nor any provision
                 -------------------
hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant.

          25.13  Successors and Assigns. All the terms and provisions of this
                 ----------------------
Lease shall be binding upon and inure to the benefit of the parties hereto. All permitted assignees or sublessees shall be subject to the terms and provisions of this Lease.

          25.14  Titles. The headings in this Lease are for convenience of
                 ------
reference only and shall not limit or otherwise affect the meaning hereof.

          25.15  Governing Law. This Lease shall be governed by and construed in
                 ------------
accordance with the laws of the State of Oregon (but not including its conflict of laws rules), except for those certain procedural laws which must be governed by the laws of the location of the Leased Property.

          25.16  Memorandum of Lease. Landlord and Tenant shall, promptly upon
                 -------------------
the request of either, enter into a short form memorandum of this Lease, in form and substance satisfactory to Landlord and suitable for recording under the State, in which reference to this Lease, and all options contained herein, shall be made. Tenant shall pay all costs and expenses of recording such Memorandum of Lease

          25.17  Attorneys' Fees. In the event of any dispute between the
                 ---------------
parties hereto involving the covenants or conditions contained in this Lease or arising out of the subject matter of this Lease, the prevailing party shall be entitled to recover against the other party reasonable attorneys' fees and court costs.

          25.18  Non-Recourse as to Landlord. Anything contained herein to the
                 ---------------------------
contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Property and not against any other assets, properties or funds of (a) Landlord, (b)any director, officer, general partner, limited partner, employee or agent of Landlord, or with respect to any general partner of Landlord, any of their respective general partners or stockholders (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of

Landlord, or any of their respective general partners, either directly or through either Landlord or their respective general partners or any predecessor or successor partnership or corporation or their stockholders, officers, directors, employees or agents (or other entity), or (d) any other Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

          25.19  No Relationship. Landlord shall in no event be construed for
                 ---------------
any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to the Leased Property or any of the Other Leased Properties or otherwise in the conduct of their respective businesses.

          25.20  Signs; Reletting. If Tenant exercises its option not to extend
                 ----------------
or further extend the Term under Section 2.2 or if an Event of Default occurs,
                                 -----------
then Landlord shall have the right during the remainder of the Term then in effect (i) to advertise the availability of the Leased Property for sale or reletting and to erect upon the Leased Property signs indicating such availability and (ii) to show the Leased Property to prospective purchasers or tenants or their agents at such reasonable times as Landlord may elect.

          25.21  Landlord's Consent. Wherever Landlord's consent or approval is
                 ------------------
called for under this Lease, such consent or approval may be withheld for any reason or for no reason unless the provision calling for consent provides a different standard.

          25.22  Standard for Reasonable Consent. Where any provision of this
                 -------------------------------
Lease requires Landlord to be reasonable in giving or withholding consent, Landlord may base its decision on what is in the long-term best interests of the Facility and the Venture. This provision shall not apply to consents contemplated by Section 22.1 and the standard set forth therein shall apply to
                ------------
the proposed assignment or subletting.

                                   EXHIBIT A
                                   ---------

                         Defined Terms; Interpretation
                         -----------------------------

Defined Terms. For all purposes of this Lease, except as otherwise expressly
-------------
provided or unless the context otherwise requires, the terms defined below have the meanings assigned to them below. Unless otherwise indicated, references to Section numbers shall mean the Sections in the Detailed Lease Provisions.

          Additional Charges: As defined in Section 3.4.
          ------------------               ------------

          Additional Rent: As defined in Basic Lease Provisions.
          ---------------

          Affiliate: As applied to any Person, means any other Person
          ---------
directly or indirectly controlling, controlled by, or under common control with, that Person.

          Agency: As defined in Basic Lease Provisions.
          ------

          Annual Base Rent: As defined in the Basic Lease Provisions.
          ----------------


          Annual Excess Initiation Fee Revenue: As defined in Section 17 of the
          ------------------------------------                ----------
Basic Lease Provisions.

          Applicable Percentage: As defined in the Basic Lease Provisions.
          ---------------------

          Award: Means all compensation, sums or anything of value awarded,
          -----
paid or received on a total or partial Condemnation.

          Base Rent: Means one-twelfth of the Annual Base Rent.
          ---------

          Basic Lease Provisions: The provisions so labelled starting on page
          ----------------------
(i) of this Lease.

          Budget: As defined in Basic Lease Provisions.
          ------

          Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday
          ------------
which is not a day on which national banks in the City of New York, New York, are authorized, or obligated, by law or executive order, to close.

          Change of Control of Control: As defined in Section 22.2.
          ----------------------------                ------------

          Code: The Internal Revenue Code of 1986, as amended.
          ----

          Collection Period: As defined in Section 15 of the Basic Lease
          -----------------                ----------
Provisions.

          Commencement Date: As defined in the Basic Lease Provisions.
          -----------------

                                      A-l

     Condemnation: Means (a) the exercise of any governmental power, whether by
     ------------
legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

     Condemnation Threshold: Means, as of any given date, an amount determined
     ----------------------
by dividing (i) the aggregate Base Rent and Additional Rent under this Lease for the most recent 12 full calendar months by (ii) the average dividend yield for such 12 month period on the common stock then issued and outstanding of Landlord's general partner.

     Condemnor:  Means any public or quasi-public authority, or private
     ---------
corporation or individual, having the power of condemnation.

     Conditions:  As defined in Basic Lease Provisions.
     ----------

     Consumer Price Index:  Means the Consumer Price Index for Urban Wage
     --------------------
Earners and Clerical Workers for the Los Angeles-Anaheim-Riverside, California or alternative index such as national index areas.

     Control: Means (including, with correlative meanings, the terms
     -------
"controlling" and "controlled by"), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     Course Revenue: Means all revenues received (whether by Tenant or any
     --------------
subtenants, concessionaires or licensees) from or by reason of the operation of the Facility, or any other use of the Leased Property, including revenues from memberships (to the extent the membership was sold on or after the Commencement Date or to the extent revenue is received by Tenant for a membership sold previous to the Commencement Date), initiation fees (to the extent the membership was sold on or after the Commencement Date or to the extent such fees are received by Tenant for a membership sold previous to the Commencement Date), dues, greens fees, fees to reserve a tee time, golf-related guest fees or golf cart rentals, golf-related surcharges, fees or other charges paid to Tenant by sponsors of golf tournaments at the Leased Property (unless the terms under which Tenant is paid by such sponsor do not comply with Section 22.5, in which
                                                        ------------
event the gross revenues received by such sponsor for the tournament shall be included in Course Revenue), provided, however, that Course Revenue shall not
                             --------  -------
include :

          (a)   Other Revenue;

          (b)   Cash refunds or credits allowed on returns by customers;

          (c) The amount of any city, county, state or federal sales or excise tax on sales, which is both added to the selling price and paid to the taxing authority by Tenant; and the amount of any city, county, state, or federal admission tax or use tax, which is paid to the relevant taxing authority by Tenant;

     (d) The actual uncollectible amount of any check or bank draft received by Tenant as payment for goods or services and returned to Tenant from a customer's bank as being uncollectible, but only after Tenant has made reasonable efforts to collect on the check;

     (e) The actual uncollectible amount of any charge or credit account incurred by Tenant for the sale of merchandise or services; provided,
                                                                 ---------
     however, that the credit was extended to the customer by Tenant, and that
     -------
     reasonable efforts to collect said account have been made;

     (f) The actual uncollectible amount of any sale of merchandise or services for which Tenant accepted a credit card; provided, however, that Tenant has
                                              -----------------
     made reasonable efforts to collect the debt after being notified by the issuing bank of the invalidity or uncollectibility of the charge;

     (g) Interest or other charges paid by customers for extension of credit;

     (h) Revenue or proceeds from sales or trade-ins of machinery, vehicles, trade fixtures or personal property used in connection with Tenant's operation of the Leased Property;

     (i) The value of any merchandise, supplies or equipment exchanged or transferred from or to other locations or businesses of Tenant where such exchange or transfer is not made for the purpose of avoiding a sale which would otherwise be made from or at the Leased Property;

     (j) Revenue, if any, from receipts in the form of refunds from or the value of merchandise, supplies or equipment returned to shippers, suppliers or manufacturers;

     (k) Revenue, if any, from the amount of any cash or quantity discounts received from sellers, suppliers or manufacturers;

     (l) The amount of any gratuities paid or given by customers to or for employees of Tenant;

     (m) Receipts from the sales of uniforms or clothing required to be worn by employees;

     (n) Revenues from charging employees for meals served or provided to employees of Tenant;

               (o) Receipts from the sale of waste or scrap materials resulting from Tenant's operations;

               (p) Revenue received from any subtenant, concessionaire or licensee, inasmuch as the gross revenue received by such subtenant, concessionaire or licensee is otherwise included in the definition of Course Revenue or Other Revenue;

               (q) Gross revenue received by any sponsor of a golf tournament at the Leased Property, provided that the terms under which Tenant is paid surcharges, fees or other charges by such sponsor comply with Section 22.5;
                    ------------

               (r) Receipts from the sales of supplies or inventory by Tenant to subtenants, concessionaires, or licensees provided that such sales are at Tenant's cost of such supplies or inventories with no mark-up or premium;

               (s) Special Event Costs and Fees;

               (t) Annual Excess Initiation Fee Revenue; and

               (u) Cumulative Excess Initiation Fee Revenue.

          For purposes of this definition of Course Revenue, all references to Tenant in clauses (a) through (r) above shall also include any subtenants, concessionaires and licensees.

          Cumulative Benchmark: As defined in Section 17 of the Basic Lease
          --------------------                ----------
Provisions.

          Cumulative Excess Initiation Fee Revenue: As defined in Section 17 of
          ----------------------------------------                ----------
the Basic Lease Provisions.

          Cumulative Period: As defined in Section 17 of the Basic Lease
          -----------------                ----------
Provisions.

          Date of Taking: Means the date the Condemnor hall the right to
          --------------
possession of the property being condemned.

          Environmental Law: Means all applicable statutes, regulations, rules,
          -----------------
ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Commencement Date or as thereafter amended, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature, including: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et
                                                                           --
seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.),
---                                                                   ------
the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Federal Water Pollution
                                      ------
Control Act (33 U.S.C. (S) 1251 et seq.), the Safe Drinking Water Act (42 U.S.C.
                                ------
(S) 300f et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et
         ------                                                         --
seq.), the Endangered Species Act (16 U.S.C. (S) 1531 et seq.), the Emergency
---                                                   ------
Planning and Community Right-to-Know Act of 1986 (42 U.S.C: (S) 11001 et seq.),
                                                                      ------
and (y) analogous state and local provisions.

          Event of Default: As defined in Section 16.1.
          ----------------                -------------

          Extended Terms: As defined in the Basic Lease Provisions.
          --------------

          Facility: As defined in the Basic Lease Provisions.
          --------

          Facility Mortgage: As defined in Section 13.1.
          -----------------                -------------

          Facility Mortgagee: Means the holder or beneficiary of a Facility
          ------------------
Mortgage, if any, and only to the extent Landlord gives Tenant notice of the identity and address of the Person.

          Fiscal Quarter: The three-month periods (or applicable portions
          --------------
thereof) in any Fiscal Year from January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

          Fiscal Year: As defined in the Basic Lease Provisions.
          -----------

          Fixed Charge Coverage Ratio: Means, if applicable, for any period, the
          ---------------------------
ratio of (A) the sum of, without duplication (i) consolidated net income of Tenant excluding any gains or losses in respect of dispositions plus (ii) provision for taxes plus (iii) consolidated interest expense (including non-cash interest payments or accruals and the interest component, if any, of lease obligations of Tenant and its subsidiaries) plus (iv) all lease and rent obligations (including percentage rent obligations) of Tenant and its subsidiaries plus (v) other non-cash charges deducted from consolidated revenues in determining net income for such period including depreciation and amortization (including amortization of intangibles), over (B) the sum of (i) consolidated interest expenses of Tenant and its subsidiaries for such period plus (ii) all lease and rent obligations (including percentage rent obligations) of Tenant and its subsidiaries for such period.

          Fixtures: Means all permanently affixed equipment, machinery,
          --------
fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems arid fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property and any Tenant Improvements.

          Full Replacement Cost: Means the actual replacement cost thereof from
          ---------------------
time to time including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy.

          Ghost Creek: As defined in Section 1 of the Basic Lease Provisions.
          -----------                ---------

          Hazardous Material: Means any chemical substance:
          ------------------

               (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law;

               (ii) which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the Commencement Date, or as thereafter amended, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.) and/or the Resource Conservation
                                       -------
               arid Recovery Act (42 U.S.C. (S) 6901 et seq.);
                                                     -------

               (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Commencement Date, or as thereafter amended, is regulated by any governmental authority, agency, department, commission, board, or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over the Leased Property;

               (iv) the presence of which on any of the Leased Property causes a nuisance upon such Leased Property or to adjacent properties or poses a hazard to the health or safety of persons on or about any of the Leased Property;

               (v) which, except as contained in building materials, contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or friable asbestos or friable asbestos-containing materials or urea formaldehyde foam insulation; or

               (vi) radon gas.

          Impartial Appraiser: As defined in Section 13.2.
          -------------------               -------------

          Impositions: Means collectively:
          -----------

               (a) all taxes (including all real and personal property, ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes);

               (b) assessments and levies (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term);

               (c)  excises;

               (d) fees (including license, permit, inspection, authorization and similar fees); and

               (e)  all other governmental charges;

          in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord's interest in the Leased Property; (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (iii) any operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, that Impositions
                                         -----------------
shall not include:

               (aa) any tax based on net income (whether denominated as an income, franchise, capital stock or other tax) imposed on Landlord or any other Person other than. Tenant;

               (bb) any transfer, or net revenue tax of Landlord or any other Person other than Tenant;

               (cc) any tax imposed solely with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof; or

               (dd) any tax imposed with respect to any principal or interest on any indebtedness on the Leased Property.

          Impound Charges: As defined in Section 16.10.
          ---------------                -------------

          Impound Payment: As defined in Section 16.10.
          ---------------                -------------

          Initial Base Rent: As defined in the Basic Lease Provisions.
          -----------------

          Initial Term: As defined in the Basic Lease Provisions.
          ------------

          Initiation Fee Benchmarks: As defined in Section 17 of the Basic Lease
          -------------------------                ----------
Provisions.

          Insurance Requirements: All terms of any insurance policy required by
          ----------------------
this Lease and all requirements of the issuer of any such policy.

          Initial Capital Improvements: As defined in Basic Lease Provisions.
          ----------------------------

          Inventory:  As defined in the Joint Venture Agreement.
          ---------

          Joint Venture Agreement: The agreement pursuant to which Landlord is
          -----------------------
constituted, as it may be amended from time to time.

          Land: As defined in Article 1.
          ----                ---------

          Landlord: As defined in the preamble.
          --------

          Landlord's Encumbrance: As defined in Section 24.1.
          ----------------------                -------------

          Landlord's Personal Property: As defined in Article 1.
          ----------------------------                ----------

          Landlord's Representations and Warranties: As defined in Paragraph 18
          -----------------------------------------
of Basic Lease Provisions and as set forth in Exhibit J.
                                              ---------

          Lease:  As defined in the preamble.
          -----

          Leased Improvements: As defined in Article 1.
          -------------------                ----------

          Leased Property: As defined in Article 1.
          ---------------                ---------

          Legal Requirements: All federal, state, county, municipal and other
          ------------------
governmental statutes, laws (including the Americans with Disabilities Act and any Environmental Laws), rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property; (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property; or (iii) require the cleanup or other treatment of any Hazardous Material.

          Letter of Credit: Means a letter of credit which:
          ----------------

          (i) is an irrevocable standby letter of credit from a bank with a long-term debt rating from each of Standard & Poor's and Moody's of investment grade naming Landlord (and/or any Facility Mortgagee if requested by Landlord) as beneficiary to secure Tenant's obligations hereunder and Tenant's or an Affiliate of Tenant's obligations under the Other Property Leases;

          (ii) has a stated amount equal to the Letter of Credit Amount plus, if the Letter of Credit is intended to satisfy Tenant's obligations under the Other Property Leases with Landlord, the amounts required under such other leases;

          (iii)  has a term of not less than one year;

          (iv) provides that it will be honored upon a signed statement by Landlord that Landlord is entitled to draw upon the Letter of Credit under this Lease, and shall require no signature or statement from any party other than Landlord;

          (v) provides that Landlord had given not less than three (3) Business Day's notice to Tenant prior to submitting the Letter of Credit to the bank for presentation; and

          (vi) permits multiple draws by providing that following the honor of any drafts in an amount less than the aggregate stated amount of the Letter of Credit, the issuing bank shall return the original Letter of Credit to Landlord and that Landlord's rights as to the remaining stated amount of the Letter of Credit will not be extinguished.

          Letter of Credit Amount: If applicable, means, for any Fiscal Year, an
          -----------------------
amount equal to six (6) months of Base Rent for such Fiscal Year.

          Officer's Certificate: A certificate of Tenant signed by an officer
          ---------------------
authorized to so sign by the board of directors or by-laws.

          Other Leased Properties: Mean the properties, if any, leased to Tenant
          -----------------------
or an Affiliate of Tenant by Landlord and listed on Exhibit C.
                                                    ---------

          Other Property Leases: Mean the other leases, if any, entered into
          ---------------------
between Landlord and Tenant or an Affiliate of Tenant relating to Tenant's use of the Other Leased Properties.

          Other Revenue: Means all revenue received (whether by Tenant or any
          -------------
subtenants, concessionaires or licensees) from or by reason of the Leased Property relating to

(i) the operation of snack bars, restaurants, bars and banquet operations, (ii) golf and tennis professionals' shops on the Leased Property, (iii) parking, (iv) fitness centers, (v) tennis facilities, (vi) day care, (vii) nongolf-related guest fees and related surcharges, (viii) locker rentals, (ix) bag storage, (x) video games, (xi) vending machines and (xii) fees or other charges paid to Tenant by providers of golf lessons (unless the terms under which Tenant is paid by such provider do not comply with Section 22.5, in which event the gross
                                    ------------
revenue received by such provider shall be included in Other Revenue); but
                                                                       ---
excluding: (1) the items described in clauses (b) through (t) of the definition
---------
of Course Revenue (for purposes of this definition of Other Revenue, all references to Tenant in clauses (a) through (t) of the definition of Course Revenue shall also include any subtenants, concessionaires and licensees) and
(2) gross revenue received by any provider of golf lessons, provided that the terms under which Tenant is paid fees or other charges by such provider comply with Section 22.5.
     ------------

          Overdue Rate: On any date, a rate equal to 4% above the Prime Rate,
          ------------
but in no event greater than the maximum rate then permitted under applicable law.

          Person: Means and includes natural persons, corporations, limited
          ------
partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          Primary Intended Use: Means the operation of a golf course, consisting
          --------------------
of the Facility, and other activities customarily associated with or incidental to the operation of a Golf Course, including sale or rental of golf-related merchandise at a golf professional's shop, sale of memberships, furnishing of lessons by a golf professional, operation of a driving range, and sales of food and beverages, including liquor sales.

          Prime Rate: On any date, a rate equal to the annual rate on such date
          ----------
announced by Citibank, N.A. to be its prime rate or base rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law.

          Project: As defined in Basic Lease Provisions.
          -------

          Pumpkin Ridge I: As defined in Section 12 of the Basic Lease
          ---------------                ----------
Provisions.

          Related Rights: As defined in Article 1.
          --------------                ----------

          Rent: Collectively, the Base Rent, Additional Rent and Additional
          ----
Charges, all as defined in Article 3.
                          ----------

          Replacement Water Rights: Means Water Rights that provide water supply
          ------------------------
and transportation at a quantity, price and priority which at the time of their acquisition are not less favorable in any material respect to the holder of the Water Rights than the quantity, price and priority of the Water Rights which will be replaced by such Replacement Water Rights.

          Special Event: As defined in Section 16 of the Basic Lease Provisions.
          -------------                ----------

          Special Event Costs and Fees: As defined in Section 16 of the Basic
          ----------------------------                ----------
Lease Provisions.

          State: The State or Commonwealth in which the Leased Property is
          -----
located.

          Tangible Net Worth: Means the total book value of the assets of Tenant
          ------------------
(excluding goodwill, patents, trademarks, trade names, and organizational expense) less all liabilities.

          Tenant: As defined in the preamble.
          ------

          Tenant Improvement: As defined in Section 10.1.
          ------------------                ------------

          Tenant's Original Water Rights: As defined in Section 6.7.
          ------------------------------                -----------

          Tenant-Owned Names: As defined in Section 25.21.
          ------------------                -------------

          Tenant's Personal Property: All machinery, equipment, furniture,
          --------------------------
furnishings, movable walls or partitions, phone system, computers or trade fixtures or other personal property, and consumable inventory and supplies, owned by Tenant and used or useful in Tenant's business on the Leased Property, including all items of furniture, furnishings, equipment, supplies and inventory, kitchen fixtures, bar equipment, flatware, lawn mowers and other gardening tools, tractors and other motorized vehicles and golf carts.

          Term: Collectively, the Initial Term and the Extended Terms, as the
          ----
context may require, unless earlier terminated pursuant to the provisions hereof.

          Title Commitment: As defined in Section 12 of the Basic Lease
          ----------------                ----------
Provisions.

          Total Revenue: The sum of Course Revenue, Other Revenue, Annual Excess
          -------------
Initiation Fee Revenue and Cumulative Excess Initiation Fee Revenue.

          Unavoidable Delays:  Delays due to strikes, lockouts, inability to
          ------------------
procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of
-------------
either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party, under this Lease.

          Unsuitable For Its Primary Intended Use: A state or condition of the
          ---------------------------------------
Facility such that in the good faith judgment of Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use.

          U.S.G.A: As defined in Section 13 of the Basic Lease Provisions.
          -------                ----------

          Water Rights: Means any rights for the supply or transportation of
          ------------
water to the Leased Property owned from time to time by Landlord or Tenant, including Tenant's Original Water Rights and the Replacement Water Rights.

          Witch Hollow: As defined in Section 1 of the Basic Lease Provisions.
          ------------                ---------

Interpretation.  The foregoing defined terms include the plural as well as the
--------------
singular. "Including" and variants thereof shall be deemed to mean "including without limitation." All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable. All references in this Lease to designated "Articles,""Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the Detailed Lease Provisions unless otherwise indicated. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.